As filed with the Securities and Exchange Commission on October 11, 2001
================================================================================


                            SCHEDULE 14A INFORMATION

                       PROXY STATEMENT PURSUANT TO SECTION
                14(A) OF THE SECURITIES AND EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

         [_]      Preliminary Proxy Statement
         [_]      Confidential, for Use of the Commission Only
                  (as permitted by Rule 14a-6(e)   (2)
         [X]      Definitive Proxy Statement
         [_]      Definitive Additional Materials
         [_]      Soliciting Material pursuant to Rule 14a-12


                      KRUPP REALTY LIMITED PARTNERSHIP - IV
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                                 Not Applicable
--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

         [_]     No fee required
         [_]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
                  and 0-11.
                  (1)      Title of each class of securities to which
                           transaction applies: N/A
                  (2)      Aggregate number of securities to which transaction
                           applies: N/A
                  (3)      Per unit price or other underlying value of
                           transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A
                  (4)      Proposed maximum aggregate value of transaction: N/A
                  (5)      Total fee paid: N/A
         [X]      Fee paid previously with preliminary materials.
         [_]      Check box if any part of the fee is offset as provided by
                  Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
                  (1)      Amount Previously Paid:
                  (2)      Form, Schedule or Registration Statement No.:
                  (3)      Filing Party:
                  (4)      Date Filed:

                       KRUPP REALTY LIMITED PARTNERSHIP-IV
                                One Beacon Street
                                   Suite 1500
                           Boston, Massachusetts 02108
                          ----------------------------

Dear Investor Limited Partner:

         You are cordially invited to attend a special meeting of unitholders of Krupp Realty Limited Partnership-IV, to be held on November 12, 2001 at 10:00 a.m., local time, at One Beacon Street, Suite 1500, Boston, Massachusetts 02108.

         The purpose of the special meeting is for unitholders to consider and vote upon the sale of Walden Pond Apartments, one of Krupp Realty's real estate investments, to an affiliate of the general partners, and to approve an amendment to Krupp Realty's partnership agreement to permit the sale. The general partners expect that, after payment of or provision for the partnership's liabilities then due, unitholders will receive a cash distribution as a result of the sale in the amount of approximately $218 to $223 per investor limited partnership unit, which is expected to be distributed within 30 days after the closing of the sale.

         The general partners are proposing a sale of Walden Pond that is consistent with their goal of proceeding with an orderly liquidation of the assets of the partnership. This proposed sale to an affiliate of the general partners has the benefit of being structured to take advantage of the affiliate's need to enter into a purchase at this time to effect a so-called "like-kind exchange" of property for its own tax planning purposes, and thus contains terms that reflect a motivated buyer who is willing to pay a price of $400,000 above the $12,400,000 appraised value of the property, as determined (as of July 20, 2001) by Cushman & Wakefield, an independent real estate valuation firm. In addition, because the purchaser is an affiliate of the general partners, the sale includes favorable terms to the partnership that are not likely to be present in connection with a sale to a third party purchaser, including the fact that the partnership is not required to pay a real estate brokerage commission in connection with the sale.

         Although the partnership agreement does not require the consent of unitholders to effect a sale of the partnership's property to third parties, because the proposed purchaser of the property is an affiliate of the general partners, unitholders representing a majority of the investor limited partnership units must approve the sale.

         The proposed transaction will provide you with the opportunity to receive a cash distribution in exchange for the partial liquidation of your interest in the partnership. The general partners of Krupp Realty and the affiliate purchasing the property, together with the persons or entities that control them, have determined that the sale transaction is fair to the unitholders unaffiliated with the general partners and its affiliates, and therefore recommend that the unitholders vote "FOR" the sale and the related amendment to Krupp Realty's partnership agreement.

         In furtherance of its liquidation strategy, on August 1, 2001, the partnership sold its interest in one of its other properties, Fenland Field Apartments, to an unaffiliated third party and received $14,500,000, less repayment of the existing mortgage note and closing costs. The partnership made an initial distribution of approximately $282 per investor limited partnership unit in connection with that sale on September 25, 2001, and expects to make one or more subsequent distributions aggregating not less than approximately $15 per investor limited partnership unit after the termination of a nine month claim period set forth in the contract with the Fenland Field buyer, assuming no claims are made against the partnership by the buyer.

         In addition, on August 27, 2001, the partnership entered into a purchase and sale agreement to sell its remaining real estate property to a person unaffiliated with the general partners. Although no assurance can be given, the general partners currently expect to close that sale within 60 to 90 days after the signing of that agreement. If that sale transaction closes and the sale of Walden Pond occurs, the partnership will be dissolved, and you will no longer have an interest in the partnership. In connection with the sale of that property and the dissolution of the partnership, the partnership expects to make one or more cash distributions, which will be in addition to the distributions to be made in connection with the sales of Fenland Field and Walden Pond (assuming they occur), and will be in addition to the aggregate cash distributions of approximately $517 per investor limited partnership unit that have been paid since the inception of the partnership through August 15, 2001.

         Unitholders representing a majority of the limited partnership units are being asked to approve the Walden Pond sale and the amendment to Krupp Realty's partnership agreement. Your vote is important no matter how many units you own. Please date, sign and promptly return the proxy card in the enclosed envelope or by facsimile as instructed in this proxy statement. If you plan to attend the special meeting in person, please check the appropriate box on the proxy card. You may change your vote in person, even if you have previously sent in a proxy.

         This proxy statement explains in detail the terms of the proposed transaction. The date of this proxy statement is and was first mailed to unitholders of Krupp Realty on October 12, 2001.


                                   Krupp Realty Limited Partnership-IV
                                   By:  The Krupp Corporation, a general partner

                                   By:  /s/ Douglas Krupp
                                        ---------------------------------------
                                        Douglas Krupp,
                                        CO-CHAIRMAN OF THE BOARD OF DIRECTORS

Boston, Massachusetts
October 11, 2001

                          ----------------------------

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THIS TRANSACTION, NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF THE TRANSACTION, NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                       KRUPP REALTY LIMITED PARTNERSHIP-IV

                                One Beacon Street
                                   Suite 1500
                           Boston, Massachusetts 02108

                          ----------------------------
                    NOTICE OF SPECIAL MEETING OF UNITHOLDERS
                         TO BE HELD ON NOVEMBER 12, 2001
                          ----------------------------

To Our Investor Limited Partners:

         We are holding a special meeting of the holders of investor limited partnership units of Krupp Realty Limited Partnership-IV on November 12, 2001, at 10:00 a.m., local time, at One Beacon Street, Suite 1500, Boston, Massachusetts 02108, for the following purposes:

         o To consider and vote on a proposal to sell Walden Pond Apartments, one of Krupp Realty's real estate investments, to an entity affiliated with the general partners. It is expected that, after payment of or provision for Krupp Realty's liabilities then due, each Krupp Realty unitholder will receive a cash distribution as a result of the sale in the amount of approximately $218 to $223 in respect of each outstanding investor limited partnership unit that the unitholder owns as of the date of the distribution. A vote in favor of the sale will also constitute a vote in favor of an amendment to Krupp Realty's partnership agreement permitting Krupp Realty to enter into a purchase and sale agreement and complete the sale. Copies of the form of purchase and sale agreement and amendment are attached as Appendices A and B, respectively, and are described in the accompanying proxy statement.

         o To consider and act upon such other matters as may properly come before the special meeting or any adjournment of the meeting.

         Only holders of Krupp Realty's investor limited partnership units at the close of business on the record date, October 10, 2001, will be entitled to notice of, and to vote at, the special meeting or any adjournment of the meeting.

                                   Krupp Realty Limited Partnership-IV
                                   By:  The Krupp Corporation, a general partner

                                   By:  /s/ Scott D. Spelfogel
                                        ---------------------------------------
                                        Scott D. Spelfogel
                                        SECRETARY

Boston, Massachusetts
October 11, 2001

                                Table of Contents

                                                                          PAGE #
                                                                          ------

SUMMARY TERM SHEET.............................................................1
         Purpose of the Special Meeting........................................1
         What You Will Receive as a Result of the Transaction..................1
         Purposes of, Structure and Reasons for the Transaction................1
         Independent Appraisal of the Property.................................2
         Fairness of the Transaction...........................................2
         Primary Potential Disadvantages of the Transaction....................3
         Conflicts of Interest.................................................3
         The Amendment.........................................................3
         Vote Required.........................................................4
         Financing of the Purchase Transaction.................................4
         Termination of Sale Transaction.......................................4
         Material Federal Income Tax Consequences..............................4
         Rights of Appraisal...................................................5

Information on Voting..........................................................5
         Please Read this Document in Full.....................................5
         If You Want To Change Your Vote.......................................5
         If You Plan To Attend The Special Meeting In Person...................5

Who can help answer your questions.............................................6

SPECIAL FACTORS................................................................7
         Background and Purpose of the Transaction.............................7
         Alternatives to the Transaction.......................................9
         Fairness of the Transaction..........................................10
         Disadvantages and Risks Associated with the Transaction..............12
         Conflicts of Interest................................................12
         Independent Appraisal................................................13
         Effects of the Transaction...........................................18
         Failure to Approve the Sale..........................................19
         Plans or Proposals by the Partnership................................19
         Plans or Proposals by the Purchaser Following the Sale...............20
         Financing of the Purchase............................................20
         Material Federal Income Tax Consequences.............................21

UNAUDITED PRO FORMA FINANCIAL STATEMENTS......................................23

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF NET ASSETS IN
LIQUIDATION ..................................................................33

THE SPECIAL MEETING...........................................................37
         Special Meeting; Record Date.........................................37
         Procedures for Completing Proxies....................................37

                                       (i)

                                                                          PAGE #
                                                                          ------

         Votes Required.......................................................38
         Solicitation Procedures..............................................39
         Revocation of Proxies................................................39
         Appraisal Rights.....................................................39

THE PURCHASE AND SALE AGREEMENT...............................................40
         Purchase.............................................................40
         Representations And Warranties of the Parties........................40
         Covenants............................................................40
         Conditions to the Sale...............................................40
         Closing..............................................................41
         Termination..........................................................41

THE AMENDMENT TO THE PARTNERSHIP AGREEMENT....................................41
         Purpose..............................................................41
         The Amendment........................................................42

INFORMATION ABOUT THE PARTNERSHIP, ITS GENERAL PARTNERS AND THEIR AFFILIATES..42
         The Partnership......................................................42
         The General Partners.................................................42
         Description of the Assets............................................43
         Distributions........................................................46
         Ownership of Units...................................................46
         Market for the Units.................................................48
         Related Party Transactions...........................................49

Selected Financial Data.......................................................50

INFORMATION CONCERNING THE PURCHASER AND ITS affiliateS.......................52
         The Purchaser........................................................52
         Affiliates of the Purchaser..........................................52

WHERE YOU CAN FIND MORE information...........................................52
         General..............................................................52
         Independent Accountants..............................................53


FINANCIAL STATEMENTS ........................................................F-1

                                      (ii)

                               SUMMARY TERM SHEET

         This summary term sheet highlights selected information included in this proxy statement, and is qualified by reference to the detailed information appearing elsewhere in this proxy statement and the attached appendices. Please carefully review all of the information provided in this proxy statement.

PURPOSE OF THE SPECIAL MEETING

         o To approve the sale of the partnership's 416 unit apartment complex known as Walden Pond Apartments to Walden Pond Limited Partnership, an affiliate of the general partners.

         o To approve an amendment to the partnership's partnership agreement necessary to effect the sale.

See "Special Factors--Background and Purpose of the Transaction" and "The Amendment to the Partnership Agreement."

WHAT YOU WILL RECEIVE AS A RESULT OF THE TRANSACTION

         o It is expected that, after payment of or provision for the partnership's liabilities then due, you will receive a cash distribution as a result of the sale in the amount of approximately $218 to $223 for each unit you own. You may expect to receive your cash distribution within 30 days following completion of the sale, which (unless the purchaser exercises its option to extend the closing for up to 60 days) is expected to occur promptly following the special meeting.

         o On August 27, 2001, the partnership entered into a purchase and sale agreement to sell its remaining real estate property to a person unaffiliated with the general partners. Although no assurance can be given, the general partners currently expect to close that sale within 60 to 90 days after the signing of that agreement. If that sale transaction closes and the sale of Walden Pond occurs, the partnership will be dissolved and its assets distributed to the unitholders (after payment of all partnership liabilities). As a result, you will no longer have an interest in the partnership.

See "Special Factors--Background and Purpose of Transaction."

PURPOSES OF, STRUCTURE AND REASONS FOR THE TRANSACTION

         o Effecting the partnership's plan of proceeding with an orderly liquidation of the partnership.

         o        Providing a cash distribution to you.

         o Providing the partnership with a $400,000 premium for Walden Pond over its appraised value (as of July 20, 2001).

         o Eliminating uncertainties relating to the price and timing of a possible disposition of Walden Pond to a third party in the future.

         o Allowing for more of the net sales proceeds to be distributed to you than would otherwise be distributable in a typical third party sale, by structuring a sale without customary selling expenses, such as a real estate broker's commission.

         o Allowing for more of the net sales proceeds to be distributed to you promptly after the closing of the sale than would otherwise be distributable in a typical third party sale, by structuring the sale on an "as is" basis without any continuing representations or warranties by the partnership that would require the maintenance of cash reserves after closing.

         o Providing the purchaser of the property, which is an affiliate of the general partners, with the ability to effect a "like-kind exchange" within the purchaser's required time frame, thus deferring the taxable gain from the sale of an unrelated property owned by the purchaser, all at no expense to you or the partnership.

See "Special Factors--Fairness of the Transaction."

INDEPENDENT APPRAISAL OF THE PROPERTY

         o Cushman & Wakefield of Texas, Inc. has appraised the property to be sold by the partnership and issued its report relating to the appraisal, which is described in this proxy statement under "Special Factors--Independent Appraisal."

         o The price to be paid for Walden Pond represents a premium of $400,000 over this independent appraised value.

See "Special Factors--Independent Appraisal."

FAIRNESS OF THE TRANSACTION

         o The general partners believe that the purchase price and other terms of the sale are fair to unitholders unaffiliated with the general partners and recommend that you vote for the approval of the sale. However, the general partners have economic and other interests that are in conflict with the interests of the unaffiliated unitholders. No independent committee or independent third party has reviewed or approved the sale transaction, although an independent real estate valuation firm appraised the value of the property.

         o Together with the general partners, Walden Pond Limited Partnership (the purchaser) and the persons that control the purchaser, Walden Pond Texas, L.L.C., WPT Limited Partnership, KRF GP Corporation, Douglas Krupp and George Krupp, are affiliates of the partnership. The partnership and these affiliates also believe that the terms of the sale are fair to the unitholders unaffiliated with the general partners and these affiliates, and their decision as to the fairness of the sale is based upon the same factors considered by the general partners in this regard.

See "Special Factors--Fairness of the Transaction."

PRIMARY POTENTIAL DISADVANTAGES OF THE TRANSACTION

         o Continued ownership of the property by the partnership could be more economically beneficial to you than the proposed sale if the value of the property were to increase.

         o A more favorable transaction might be available from a third-party purchaser of Walden Pond now or in the future.

         o No independent committee or entity negotiated the purchase price for the property.

         o No independent person has evaluated or rendered any opinion with respect to the fairness of the sale to you.

See "Special Factors--Disadvantages and Risks Associated with the Transaction."

CONFLICTS OF INTEREST

         o The general partners have economic and other interests that conflict with your interests.

         o The purchaser of Walden Pond is affiliated with the general partners and desires to pay the partnership a lower price for the property while you wish the partnership to receive a higher price.

See "Special Factors--Conflicts of Interest."

THE AMENDMENT

         o The partnership agreement currently prohibits the partnership from selling any property to, or entering into agreements or transactions with, a general partner or with affiliates of a general partner, except as expressly permitted.

         o Because the purchaser is affiliated with the general partners, you are being asked to consent to an amendment to the partnership agreement to allow the partnership to enter into the purchase and sale agreement and complete the sale.

         o If the amendment is not approved, the sale cannot be completed; consequently, you are being asked to vote on a single proposal encompassing both the sale and the amendment.

See "The Amendment to the Partnership Agreement."

VOTE REQUIRED

         o Unitholders representing a majority of the investor limited partnership units must approve the sale.

See "The Special Meeting--Votes Required."

FINANCING OF THE PURCHASE TRANSACTION

         The purchaser expects to finance the purchase of the property with its own funds together with proceeds from the refinancing of mortgage indebtedness on the property. The purchaser's ability to obtain the refinancing proceeds is not a condition to the sale.

See "Special Factors--Financing of the Purchase--Source of Funds."

TERMINATION OF SALE TRANSACTION

         The proposed purchase and sale agreement may be terminated by the parties, among other reasons, if the sale has not occurred by December 6, 2001. Because the "like-kind exchange" described above must occur by this date, if the sale has not occurred by then the purchaser currently intends to exercise its right to terminate the purchase and sale agreement and not complete the sale.

See "The Purchase and Sale Agreement - Termination."

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         Each unitholder will recognize gain in connection with the partnership's sale of Walden Pond equal to the excess of the amount realized by the partnership in the sale and allocated to the unitholder over the unitholder's adjusted tax basis in the property.

         THE PRECISE TAX CONSEQUENCES OF THE TRANSACTION TO YOU WILL DEPEND UPON THE FACTS OF YOUR SITUATION. YOU SHOULD CONSULT YOUR TAX ADVISOR.

See "Special Factors--Material Federal Income Tax Consequences."

RIGHTS OF APPRAISAL

         Neither Massachusetts law nor the partnership agreement grants you appraisal rights, without regard to how you vote (or abstain) at the special meeting.

See "The Special Meeting--Appraisal Rights."


                              INFORMATION ON VOTING

PLEASE READ THIS DOCUMENT IN FULL

         o Carefully read and consider the information contained in this document.

         o Indicate on your proxy card how you want to vote and mail your signed and dated proxy card in the enclosed return envelope as soon as possible.

         o You may also fax your completed proxy card to Krupp Funds Group at (617) 423-8919.

IF YOU WANT TO CHANGE YOUR VOTE

         Send in a later-dated, signed proxy card to Krupp Funds Group before the special meeting or attend the meeting in person and vote.

IF YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON

         o        You should send in your proxy card in any event.

         o You may request a ticket for admission to the special meeting by marking the appropriate box on the proxy card and returning it no later than October 24, 2001.

                       WHO CAN HELP ANSWER YOUR QUESTIONS

         After reading through this proxy statement, if you have more questions about the transaction, you should contact:


                                KRUPP FUNDS GROUP
                                One Beacon Street
                                   Suite 1500
                           Boston, Massachusetts 02108
                          Attention: Investor Services

                              Phone: 1-800-25-KRUPP
                                (1-800-255-7877)

                               Fax: (617) 423-8919

                                 SPECIAL FACTORS

BACKGROUND AND PURPOSE OF THE TRANSACTION

         The partnership was formed in 1982 for the primary purpose of acquiring, operating and ultimately disposing of real estate. In furtherance of this purpose, the partnership acquired six multi-family apartment complexes and invested in a joint venture that owned a seventh. The partnership then sold three of those properties and the property held by the joint venture in 1990, 1991, 1992 and 1998, respectively. In connection with these sales, the partnership made aggregate cash distributions of approximately $177 per investor limited partnership unit. These distributions are in addition to the aggregate cash distributions of approximately $340 per investor limited partnership unit that have been paid since the inception of the partnership through August 15, 2001.

         Over the past several years, real estate markets in general have improved, and the general partners recently determined that it is an opportune time to formulate a liquidation strategy for the partnership to dispose of its remaining properties. In March 2001, the partnership announced that, assuming market conditions do not change, the assessment of the property sales market is consistent with the general partners' expectations, and an acceptable disposition plan can be implemented, the general partners expected to complete the liquidation process by the end of March 2002. At the time of that announcement, the partnership owned three properties, Fenland Field Apartments, Pavillion Apartments and Walden Pond Apartments.

         Subsequent to the partnership's announcement of its intention to implement a disposition strategy, the partnership began the process of assessing the property sales market for its three remaining properties.

         In keeping with its liquidation strategy, on August 1, 2001 the partnership sold Fenland Field Apartments to an unaffiliated third party, and received $14,500,000, less repayment of the existing mortgage note and closing costs. Because the sale was to a third party, the partnership was required to make various representations and warranties to the buyer, and must maintain cash reserves to cover any claims that may be made within the nine month claim period set forth in the contract with the buyer in the event the partnership is required to pay back a portion of the purchase price. In connection with the Fenland Field sale, the partnership made an initial distribution of the sales proceeds in the amount of approximately $282 per investor limited partnership unit on September 25, 2001, and expects to make one or more subsequent distributions following the termination of this nine month claim period. Assuming no claims are made against the partnership's representations and warranties by the buyer, the partnership expects such subsequent distributions to aggregate not less than approximately $15 per investor limited partnership unit.

         On June 6, 2001, an affiliate of the general partners (the "Purchaser") sold a property owned by the Purchaser to a third party. Pursuant to certain federal income tax rules, the Purchaser is permitted to defer its federal income tax liability arising as a result of that sale if it enters into a transaction that qualifies as a "like-kind exchange" within 180 days following the sale. The Purchaser has determined that such sale and the subsequent purchase of Walden Pond, if the purchase occurs prior to December 6, 2001, would qualify as a "like-kind exchange."

         As a result of the partnership's desire to sell its remaining real properties and the Purchaser's desire to acquire Walden Pond, in early July 2001 the general partners and the Purchaser began considering the possible sale of Walden Pond to the Purchaser. Because the general partners and the Purchaser are affiliates, the general partners determined that a third party should be retained to provide an independent valuation of Walden Pond and that any purchase price proposal from the Purchaser should represent a premium to the appraised value determined by such independent third party.

         In July 2001, Cushman & Wakefield, Inc., an independent nationally recognized real estate valuation firm, was retained to appraise the value of Walden Pond. On July 20, 2001, Cushman & Wakefield of Texas, Inc. ("Cushman & Wakefield") issued its report in which it opined that the market value of the property, as of that date, was $12,400,000.

         After receiving this appraisal, the general partners decided to proceed with the sale of Walden Pond to the Purchaser, without soliciting any third parties to obtain other offers to purchase Walden Pond, for the following reasons. First, as described above, the Purchaser is permitted to defer its federal income tax liability arising as a result of the sale of an unrelated property owned by it if the Purchaser acquires Walden Pond prior to December 6, 2001. Because of the Purchaser's requirement that the sale must occur prior to December 6, 2001, the general partners believed that the process of soliciting third party offers to acquire Walden Pond could delay a possible sale to the Purchaser past its December 6, 2001 deadline, and might result in the Purchaser no longer having an interest in purchasing Walden Pond. Second, they believed that even if a third party would be willing to pay more than the appraised value for Walden Pond, the third party, as in the case of the sale of Fenland Field Apartments, would likely require the partnership to make various representations and warranties, which could have the result of requiring the partnership to pay back a portion of the purchase price. In addition to the possibility of a reduced price, this would require the partnership to maintain cash reserves to cover any post closing claims, thus delaying the distribution of net proceeds to the unitholders. In contrast, a sale to the Purchaser would not be structured with these disadvantageous terms. Third, they knew that a sale to the Purchaser would not be conditioned on the Purchaser's ability to obtain financing, which might not be the case with a third party. The absence of a financing condition would make it more likely that a sale of Walden Pond would occur.

         On August 3, 2001, the Purchaser and the partnership agreed on a form of purchase and sale agreement, which is subject to unitholder approval, providing for the sale of Walden Pond to the Purchaser, and the assumption by the Purchaser of all liabilities relating thereto, for an aggregate purchase price of $12,800,000. This price is

$400,000 more than the appraised value of the property as determined (as of July 20, 2001) by Cushman & Wakefield.

         The Purchaser's purpose, and that of the persons that control the Purchaser (I.E., Walden Pond Texas, L.L.C., WPT Limited Partnership, KRF GP Corporation, Douglas Krupp and George Krupp), in engaging in the transaction, is to acquire Walden Pond and, as permitted by certain federal income tax rules, to defer certain tax liabilities arising from the sale of an unrelated property owned by the Purchaser. The Purchaser and such persons desire to proceed with the purchase of Walden Pond at this time because the tax deferral will not be permitted if the purchase of Walden Pond occurs after December 6, 2001.

         The partnership's purpose, and that of the persons that control the partnership (I.E., the general partners, Douglas Krupp and George Krupp), in engaging in the transaction, is to implement the partnership's liquidation strategy. They desire to proceed with the sale of Walden Pond at this time because of their belief that circumstances are favorable for the sale of Walden Pond at a price and upon terms that are fair to the unaffiliated unitholders.

         On August 27, 2001, the partnership entered into a purchase and sale agreement to sell its other real estate property, Pavillion Apartments, to a person unaffiliated with the general partners. Although no assurance can be given, the general partners currently expect to close that sale within 60 to 90 days after the signing of that agreement. If that transaction closes and the sale of Walden Pond occurs, the partnership will be dissolved. The partnership expects to make one or more cash distributions to unitholders in connection with the sale of Pavillion Apartments and the dissolution of the partnership. Thereafter, unitholders will no longer have an interest in the partnership.

ALTERNATIVES TO THE TRANSACTION

         The general partners considered two primary alternatives to the transaction: (1) the continued ownership of the property by the partnership and
(2) the sale of the property by the partnership to a third party and the distribution of the net proceeds of the sale to the unitholders.

         CONTINUED OWNERSHIP

         Over the past several years, real estate markets in general have improved and the general partners have determined that it is an opportune time to formulate a liquidation strategy for the partnership. The sale of Walden Pond is consistent with that strategy.

         SALE OF THE PARTNERSHIP'S PROPERTY TO A THIRD PARTY

         The general partners believe that a sale of Walden Pond through a solicitation of third-party bids or an auction would not necessarily result in a more favorable transaction for unitholders. A third-party transaction could require the payment of transaction costs significantly in excess of costs to be incurred by the partnership in the proposed sale, all

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                                                                              10

of which would be borne by the partnership, and these costs would reduce the amount to be received by each unitholder in respect of his or her units. For example, as in the case of the partnership's sale of Fenland Field, the partnership would likely be required to retain a portion of the proceeds of a third-party sale to fund possible post-closing liabilities to a third-party purchaser. Under the terms of the proposed purchase and sale agreement with the Purchaser, the partnership will not make any representations regarding the property, and following the completion of the sale, proceeds of the sale (which, after payment of or provision for the partnership's liabilities then due, will be distributed to unitholders) will not be reduced by claims relating to contingent liabilities of the property. The Purchaser has agreed to acquire the property "as is." Additionally, no broker will be compensated for the sale, which is an expense that would otherwise be borne by the partnership.

         Although the general partners do not believe that the solicitation of third-party bids would necessarily result in a more favorable transaction for unitholders, there is no assurance that unitholders would not ultimately receive more for their units as a result of the sale of the property to a third party who was able to consummate this type of a transaction.

FAIRNESS OF THE TRANSACTION

         THE GENERAL PARTNERS RECOMMEND THAT UNITHOLDERS VOTE FOR THE SALE OF WALDEN POND TO THE PURCHASER AND THE RELATED PARTNERSHIP AGREEMENT AMENDMENT. Although the amount to be paid to the partnership for the property (the net proceeds of which, after payment of or provision for the partnership's liabilities then due, will be distributed to unitholders) is not the result of arm's length negotiations between the Purchaser and the partnership and is subject to conflicts of interest, the general partners and the Purchaser, and the persons and entities identified below that control them, believe that the purchase price for Walden Pond and the other terms of the sale are fair to unitholders unaffiliated with the general partners and these affiliates. Therefore, the general partners recommend that unitholders vote "FOR" the sale and the partnership amendment necessary to effect the sale. The general partners based their conclusion on the following material factors:

         o The purchase price for the property exceeds by $400,000 the $12,400,000 appraised value of the property as determined (as of July 20, 2001) by Cushman & Wakefield, an independent nationally recognized real estate valuation firm.

         o The sale is subject to the approval of a majority in interest of the holders of investor limited partnership units (excluding any such units owned by the general partners or their affiliates).

         o The purchase of the property is not subject to a financing contingency, which increases the likelihood that the sale will occur and that unitholders who desire to realize liquidity will be able to do so.

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                                                                              11

         o As a result of the Purchaser's affiliation with the general partners, the Purchaser is familiar with the condition of Walden Pond and thus is willing to assume all of the assets and liabilities relating to the property on terms and conditions that would be very uncommon for a third-party purchaser, including the absence of representations and warranties about the property, the absence of any indemnification protection and the lack of any financing contingency. If the partnership were to sell Walden Pond to a third party, a portion of the proceeds would most likely have to be retained to fund contingent liabilities (as in the case of the sale of Fenland Field), thereby delaying the unitholders' ability to realize the full value of the sale.

         o The ability of the Purchaser to defer the taxable gain on the sale of its unrelated property as a result of the sale will not have any adverse effect on the partnership or the unitholders.

         The general partners relied primarily on the appraised value of Walden Pond indicated in the appraisal report prepared by Cushman & Wakefield, an independent valuation firm, in determining the fairness of the terms of the sale to unitholders unaffiliated with the general partners. Because the appraisal report was prepared by an independent third party, the general partners did not believe it was also necessary to obtain an independent third party opinion with respect to the fairness of the sale in order to make their fairness determination.

         The general partners also believe that the terms of the Walden Pond sale is procedurally fair to unitholders unaffiliated with the general partners despite the fact that the general partners did not retain a person unaffiliated with the general partners for purposes of negotiating the sale of Walden Pond and/or preparing a report concerning the fairness of the transaction solely on behalf of the unaffiliated unitholders, because the sale is subject to the approval of a majority in interest of the holders of investor limited partnership units, excluding any such units owned by the general partners or their affiliates.

         Because the units are not traded on any established trading market, and the only offer prices for units of which the general partners were aware related to offers for units at a time when the partnership owned three multi-family apartment complexes (as opposed to the two properties owned at the time of the fairness determination), the offer prices were not considered relevant in determining the fairness of the Walden Pond purchase price by the general partners. See "Information About the Partnership, Its General Partners and Their Affiliates - Markets for the Units." The general partners also did not consider net book value to be relevant. Because Walden Pond is carried on the partnership's balance sheet at its historical cost and has been depreciated over the 18 years since the partnership's acquisition of that property, net book value is a negative number, and therefore the general partners did not believe net book value to be meaningful in connection with their fairness determination. Neither did they consider the partnership's going concern value in relation to this sale because they had previously made the determination to liquidate the partnership.

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                                                                              12

         In determining the fairness of the purchase price for Walden Pond and the other terms of the sale to unitholders unaffiliated with the general partners, the general partners relied primarily on the third party appraisal, but otherwise did not find it practicable to quantify or otherwise attach relative weights to the specific factors described above.

         In making their determination as to the fairness of the purchase price for Walden Pond and the other terms of the sale to unaffiliated unitholders and as to the procedural fairness of the transaction, the partnership and its affiliates referred to under "Summary Term Sheet - Fairness of the Transaction" (I.E., The Krupp Company Limited Partnership-II, The Krupp Corporation, Walden Pond Limited Partnership, Walden Pond Texas, L.L.C., WPT Limited Partnership, KRF GP Corporation, Douglas Krupp and George Krupp) based their determination on, and adopted, the same factors considered by the general partners in this regard as described above.

DISADVANTAGES AND RISKS ASSOCIATED WITH THE TRANSACTION

         Unitholders should note that affiliates of the general partners may benefit from the transaction. This is most likely to occur if Walden Pond is ultimately sold by the Purchaser for an amount greater than the purchase price to be paid by it. The general partners considered the following potential disadvantages and risks to the unitholders if the transaction is completed:

         o Continued ownership of Walden Pond by the partnership could be more economically beneficial to the unaffiliated unitholders than the transaction if the value of the property were to increase.

         o A more favorable transaction might be available from a third-party purchaser of Walden Pond now or in the future.

         o No independent committee or entity negotiated the purchase price for the property.

         o Although an independent real estate valuation firm appraised the value of the property, no independent person has evaluated or rendered any opinion with respect to the fairness of the sale of the property to unitholders unaffiliated with the general partners.

         o Unitholders will not be offered appraisal rights or dissenters' rights in connection with the transaction.

         o Unitholders may incur tax liabilities as a result of the transaction.

CONFLICTS OF INTEREST

         The general partners faced conflicts of interest with respect to the transaction that may be in conflict with the economic interest of the unaffiliated unitholders. Specifically, there is a conflict between the desire of the Purchaser, an affiliate of the

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                                                                              13

general partners, to pay the partnership a lower price in exchange for the property (which will result in a lower amount of proceeds payable to unitholders in respect of their units) and the desire of unitholders unaffiliated with the general partners to receive a higher price for the sale of the property (which will result in a higher amount of proceeds payable to unitholders in respect of their units).

         To mitigate against these conflicts of interest, the general partners have relied upon an independent appraisal of the property prepared by Cushman & Wakefield. In addition, although the general partners are authorized to effect the sale of the property to a party unaffiliated with the general partners without the consent of the unitholders, because of these conflicts of interest the partnership agreement requires that the consent to the sale of the property by a majority in interest of the investor limited partnership unitholders must be obtained before the sale can occur. Although the conflicts of interest cannot be eliminated, the general partners believe that the undertaking of the independent appraisal and the approval by these unitholders mitigates these conflicts and that the transaction is procedurally fair.

         Unaffiliated unitholders were not independently represented in the negotiation of the proposed purchase and sale agreement and no independent person or committee has evaluated or rendered any opinion with respect to the fairness of the purchase price for the property and other terms of the sale. While the general partners believe that the purchase price for the property and the other terms of the sale are fair to the unitholders unaffiliated with the general partners, there is no assurance that a more favorable price could not have been obtained had one or more of these procedural safeguards been utilized.

INDEPENDENT APPRAISAL

         EXPERIENCE OF CUSHMAN & WAKEFIELD

         Cushman & Wakefield is part of a national network of affiliated full service real estate companies providing brokerage, management, consulting and valuation services in the United States (the "C&W Affiliated Companies"). The clients of the C&W Affiliated Companies include major commercial and investment banks, Fortune 500 corporations, pension funds, advisory firms and government agencies. The Valuation Advisory Services Group of the C&W Affiliated Companies has 21 branch offices located in various geographic regions of the United States. This large network of professionals provides local expertise in key markets and subsidiary-regions and enables Cushman & Wakefield to effectively handle broad-based, multi-property assignments. Furthermore, the C&W Affiliated Companies valuation network provides a large national database of market information and ensures a consistent methodology for each property valuation. The general partners selected Cushman & Wakefield based upon their expertise and industry leadership.

         The foregoing information has been provided by Cushman & Wakefield.

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                                                                              14

         APPRAISAL

         Based on its complete appraisal, as defined by the Uniform Standards of Professional Appraisal Practice, Cushman & Wakefield determined that, subject to the assumptions and limitations described below, the "as is" market value of Walden Pond as of the date of the appraisal (July 20, 2001) was $12,400,000. The appraisal report states that a marketing period of not more than twelve months is believed to be reasonable in today's market for multi-family properties such as Walden Pond.

         Cushman & Wakefield's opinion of value is only as of July 20, 2001, the date of the appraisal. Since that date, there may have been changes in external or market factors or in the property itself that significantly affect property value. Cushman & Wakefield has no obligation to update the appraisal or to advise the partnership of any changes of which it is aware that may affect the market value of the property since July 20, 2001.

         The summary set forth below describes the material analyses employed and assumptions made by Cushman & Wakefield in preparing the appraisal. The partnership imposed no conditions or limitations on the scope of Cushman & Wakefield's investigation or the methods and procedures to be followed in preparing the appraisal.

         FACTORS CONSIDERED

         In preparing its valuation of the property, Cushman & Wakefield:

         o inspected the exterior of all buildings and site improvements and a representative sample of units with the resident manager;
         o reviewed leasing policy, concessions and history of recent occupancy with the resident manager;
         o reviewed a detailed history of income and expense and a budget forecast for 2001 including the budget for planned capital expenditures;
         o conducted market research of occupancies, asking rents, concessions and operating expenses at competing properties, which involved interviews with on-site managers and a review of Cushman & Wakefield's database from previous appraisal files;
         o prepared an estimate of stabilized income and expense (for capitalization purposes);
         o conducted market inquiries into recent sales of similar properties to ascertain sales price per unit, effective gross income multipliers and capitalization rates; and
         o prepared SALES COMPARISON and INCOME CAPITALIZATION APPROACHES to value.

         SUMMARY OF CUSHMAN & WAKEFIELD'S METHODOLOGY AND APPROACHES TO VALUE

         SALES COMPARISON APPROACH. The sale comparison approach uses analysis techniques and sales of comparable improved properties in surrounding or competing areas to derive units of comparison that are then used to indicate a value for the subject property. The primary units of comparison used in this analysis were sales price per unit, capitalization rates and effective gross income multipliers.

         Cushman & Wakefield compared six apartment complexes with Walden Pond that were sold between 2000 and 2001 and located in the Houston, Texas real estate market area. Based on its qualitative analysis, Cushman & Wakefield rated the locations of five of the six comparable properties superior to the location of Walden Pond. Cushman & Wakefield rated the condition of two of the six comparable properties inferior to Walden Pond, while rating the condition of only one of the six comparable properties superior. The condition of the remaining three comparable properties were rated similar to Walden Pond. Based on the available data, Cushman & Wakefield concluded a value range of $29,000 to $31,000 per unit for Walden Pond. Thus, the estimated value based on a $30,000 sales price per unit for the 416 units was approximately $12,500,000.

         As part of the sales comparison approach, Cushman & Wakefield performed the effective gross income multiplier ("EGIM") analysis. The EGIM measures the relationship between the sales price of a property and its effective gross income, which is the total annual income that a property would produce after an allowance for vacancy and credit loss. Cushman & Wakefield determined that Walden Pond was most similar to three of the six comparable apartment complexes with EGIMs ranging from 4.66 to 5.03, with an average EGIM rounding to 4.90. Cushman & Wakefield then applied the multiplier, 4.90, to the stabilized effective gross income for the Walden Pond property, $2,568,673 (see Income Approach section below), resulting in a value conclusion of approximately $12,600,000.

         Cushman & Wakefield calculated the value by the price per unit analysis as $12,500,000, while the EGIM analysis produced a value indication of $12,600,000. Based on all factors, Cushman & Wakefield concluded that the reconciled value for Walden Pond under the Sales Comparison Approach was $12,600,000.

         INCOME APPROACH. The purpose of the income approach is to value an income-producing property by analyzing likely future income and expenses to the property.

         Cushman & Wakefield employed a direct capitalization analysis on the property by dividing a forecast of net operating income ("NOI") by an appropriate capitalization rate, which Cushman & Wakefield believed to be 9.50% for Walden Pond. Capitalization rates are extracted from comparable market sales as an indication of value. Cushman & Wakefield relied on a variety of sources as the basis of the forecast of NOI, including an analysis of the property's income and expenses based on historical figures and comparable projects.

         In its income approach, Cushman & Wakefield calculated Walden Pond's effective gross income ("EGI") by adding apartment rental collections to other income and then making an adjustment for vacancies and bad debt. Under this analysis, Cushman & Wakefield arrived at an EGI of $2,568,673. Once the EGI was established, operating expenses were deducted from the EGI in order to arrive at a NOI for Walden Pond of approximately $1,171,770. Utilizing a capitalization rate of 9.50%, the projected NOI resulted in a prospective (stabilized) value (after rounding) of $12,300,000.

         Cushman & Wakefield also utilized a discounted cash flow method to analyze the value of Walden Pond. Under this method, anticipated future cash flow and a reversionary value are discounted at an appropriate rate of return to arrive at an estimate of present value. The assumptions employed by Cushman & Wakefield to determine the value of Walden Pond under the discount cash flow method included: a terminal capitalization rate of 10.50%, a discount rate of 12%, a 4% cost of sale at reversion, a holding period of ten years and a rental rate increase of 3%. Based on these assumptions, Cushman & Wakefield's estimate of cash flows for a ten-year period resulted in an indicated value of $12,400,000.

         Using the income approach, Cushman & Wakefield determined on an as-is (stabilized) basis that the direct capitalization method and the discounted cash flow method indicated the value for Walden Pond was $12,400,000.

         RECONCILIATION AND CONCLUSIONS OF APPRAISAL. The final step in the appraisal process was to reconcile the sales comparison approach and the income approach values to arrive at a final value conclusion. The reconciliation of the two approaches involved weighing the valuation techniques in relation to their substantiation by market and other sources of data, the relativity and applicability of the approaches to the property type, and the purpose of the valuation. After reconciling the various factors, Cushman & Wakefield determined that the most appropriate technique for estimating the value of income-producing property was an approach based primarily on income, and thus arrived at a final "as is" market value for Walden Pond of $12,400,000.

         ASSUMPTIONS, LIMITATIONS AND QUALIFICATIONS OF CUSHMAN & WAKEFIELD'S VALUATION

         In preparing the appraisal, Cushman & Wakefield relied, without independent verification, on the accuracy and completeness of all information supplied or otherwise made available to it by or on behalf of the partnership, including property rent roll. In arriving at the appraisal, Cushman & Wakefield assumed:

         o        good and marketable title to the property;
         o the property was free and clear of all liens, unless otherwise stated;
         o responsible ownership and competent management of the property;
         o no hidden or unapparent conditions related to the property, its structure and its subsoil;
         o the existing fault hazard band traversing the property has no adverse effect on the property, as improved;
         o        full compliance with zoning and environmental laws;
         o possession of all necessary licenses, certificates of occupancy and other governmental consents and that the renewal of these items is possible;

         o        the soundness of the structures on the property;
         o the functionality of mechanical equipment and plumbing and electrical components located and utilized by the property;
         o no potentially hazardous or toxic materials were utilized in the construction or maintenance of the property nor located at or about the property; and
         o        compliance with the Americans with Disabilities Act of 1990.

Further, in its valuation of the Walden Pond Apartments Cushman & Wakefield was not provided with building plans for property improvements and, accordingly, the number of units and the net rentable area were based on the rent roll as well as current floor plans and unit sizes furnished by the property's management company. Any significant deviations that may result in a different unit count or net rentable area could impact the value estimates. To the knowledge of the general partners, there have been no material changes in the partnership, its assets or any other relevant information since the date of the appraisal that may limit the usefulness of the appraisal or otherwise affect the validity and accuracy of the appraisal.

         AN APPRAISAL IS ONLY AN ESTIMATE OF VALUE, AS OF THE SPECIFIC DATE STATED IN THE APPRAISAL, AND IS SUBJECT TO THE ASSUMPTIONS AND LIMITING CONDITIONS STATED IN THE APPRAISAL REPORT. AN OPINION IS NOT A MEASURE OF REALIZABLE VALUE AND MAY NOT REFLECT THE AMOUNT WHICH WOULD BE RECEIVED IF THE PROPERTY WAS SOLD. REFERENCE SHOULD BE MADE TO THE ENTIRE APPRAISAL REPORT.

         AVAILABILITY OF REPORT

         Copies of the appraisal have been filed with the Commission as an exhibit to the Schedule 13E-3 Transaction Statement filed by the Purchaser and affiliates. See "Where You Can Find More Information." Copies of the appraisal for the property are also available for inspection and copying at the principal executive offices of the partnership during regular business hours by any interested unitholder or his or her designated representative at his or her cost.

         COMPENSATION

         Cushman & Wakefield, Inc. was paid a fee of $10,000 in connection with the appraisal. The fee paid to Cushman & Wakefield, Inc. in connection with the appraisal was negotiated by the general partners. The Purchaser has agreed to indemnify Cushman & Wakefield against specified liabilities arising out of the engagement to prepare and deliver the appraisal.

         Cushman & Wakefield, Inc. was engaged in July 2001 to value Walden Pond. In 2001, 1999 and 1998, Cushman & Wakefield, Inc. provided its appraisal services to affiliates of the general partners. Cushman & Wakefield, Inc. received approximately $725,000 for the services provided to these affiliates. Other than these engagements, there has been no material relationship between Cushman & Wakefield, Inc. or its affiliates and the partnership or its

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                                                                              18

affiliates, nor is any material relationship contemplated.

EFFECTS OF THE TRANSACTION

         EFFECT ON THE PARTNERSHIP

         If the sale is approved and the remaining conditions to the proposed purchase and sale agreement are met or waived, the partnership will no longer own Walden Pond but will receive $12,800,000 in cash from the Purchaser. The proceeds of this sale will be distributed in accordance with the terms of the partnership agreement.

         The partnership will continue to be required to file periodic reports with the Commission and be subject to the disclosure requirements of the Exchange Act whether or not the sale of Walden Pond occurs.

         On August 27, 2001, the partnership entered into a purchase and sale agreement to sell its remaining real estate property. Although no assurance can be given, the general partners currently expect to close that sale within 60 to 90 days after the signing of that agreement. If that transaction closes and the sale of Walden Pond occurs, the partnership will be dissolved. If that transaction does not close, the partnership will continue to own and operate that property.

         EFFECTS ON THE UNITHOLDERS

         If the sale occurs, the unitholders will no longer own an interest in a partnership that owns Walden Pond. However, as a result of the sale, each unitholder will receive a cash distribution in respect of his or her unit, which is expected to be approximately $218 to $223 per investor limited partnership unit. In the event the sale of the partnership's other real estate property occurs, the partnership will be dissolved and unitholders will cease to be owners of the partnership. In such event unitholders will no longer have the potential benefits and risks associated with ownership, and will forego the opportunity to continue to participate as investors in the partnership, including the right to distributions and potential appreciation of its assets over time.

         Each unitholder will recognize gain in connection with the partnership's sale of Walden Pond equal to the excess of the amount realized by the partnership in the sale and allocated to the unitholder over the unitholder's adjusted tax basis in the property. See "--Material Federal Income Tax Consequences."

         EFFECTS ON THE GENERAL PARTNERS AND THEIR AFFILIATES

         As a result of the sale, the general partners will receive a cash distribution in respect of their interests, which is expected to aggregate approximately $66,000. The proposed transaction has no effect on the allocation of the partnership's profits and losses or cash distributions to the general partners. Accordingly, the general partners will continue to be allocated 1% of the profits and losses of the partnership and 1% of the cash distributions made by the partnership. The Krupp Company Limited Partnership-II, one of the general partners that also is the original limited partner, is entitled to receive distributions from capital transactions only after investor limited partners have received a return of their original investment together with a specified preferred return on that investment. The general partners do not anticipate the cumulative distributions to the investor limited partners, including any distributions resulting from the sale, will meet this threshold and, consequently, no distributions related to the sale will be made to the original limited partner. Pursuant to the partnership agreement, the original limited partner will continue to be allocated 4% of the operating income, 0% of the operating losses and 4% of the distributions of operating cash flows.

         The general partners will not receive any fees from the partnership in connection with the sale of the property. In addition, if the partnership continues in operation, because the assets of the partnership will be reduced, the fees and expenses payable to an affiliate of the general partners under the existing management agreement described under "Information about the Partnership, its General Partners and their Affiliates--Related Party Transactions" likewise will be reduced.

         The Purchaser will acquire the property from the partnership, will assume the benefits and risks associated with the ownership of the property, and will have the opportunity to defer the gain on the sale on an unrelated property as a result of its purchase of Walden Pond. See "--Background and Purpose of the Transaction."

FAILURE TO APPROVE THE SALE

         If the sale is not approved by unitholders, the partnership will continue to own the property and the general partners will continue to operate the partnership in accordance with the terms of the partnership agreement and in fulfillment of their fiduciary duties. The partnership may (1) continue to hold the property, (2) solicit offers from potential purchasers to acquire the property in furtherance of its liquidation strategy (which may include affiliates of the general partners), through bid solicitation, auction or otherwise or (3) pursue other strategies intended to enhance the value of the unitholders' investment in the partnership.

PLANS OR PROPOSALS BY THE PARTNERSHIP

         The general partners are pursuing a strategy to effect an orderly liquidation of the partnership. The sale of Walden Pond is consistent with this strategy. In addition, on August 27, 2001, the partnership entered into a purchase and sale agreement to sell its remaining real estate property. If that transaction closes and the sale of Walden Pond occurs, the partnership will be dissolved and its assets distributed to the unitholders (after payment of all partnership liabilities). If that transaction does not close, the general partners will continue pursuing its strategy to effect an orderly liquidation of the partnership and will evaluate any proposals, and may sell or dispose of its assets, and liquidate the partnership, if attractive terms are offered.

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                                                                              20

PLANS OR PROPOSALS BY THE PURCHASER FOLLOWING THE SALE

         The Purchaser does not have any specific plans for the sale or disposition of Walden Pond after its acquisition. The Purchaser will, however, evaluate any proposals and may sell or dispose of the property if attractive terms are offered. Currently, there are no arrangements or proposals to do so.

FINANCING OF THE PURCHASE

         SOURCE OF FUNDS

         The purchase price to be paid to the partnership for Walden Pond by the Purchaser is $12,800,000. Of this amount, up to $8,750,000 is expected to be obtained from proceeds of the sale of another property owned by the Purchaser that occurred in June 2001, which amount is currently being held in an escrow account, and the remainder is expected to be obtained from the anticipated refinancing of existing mortgage indebtedness on Walden Pond.

         It is anticipated that the Purchaser will obtain financing from Reilly Mortgage Capital Corporation under a loan to be secured by a mortgage on Walden Pond, which loan will then be assigned to the Federal Home Loan Mortgage Corporation ("Freddie Mac"). It is expected that the loan proceeds will be used to refinance existing debt and pay associated closing costs. The Purchaser expects to have a signed commitment letter by the date of the special meeting, however, the sale is not contingent on the Purchaser securing financing.

         The Purchaser expects to borrow approximately $4,500,000. The proposed term of the loan is 84 months, with a proposed amortization schedule of 360 months. It is anticipated that the loan will bear an adjustable interest rate as provided by Freddie Mac. It is proposed that the interest rate index will be based on the 3-month Freddie Mac Reference Note Adjustable Rate Mortgage product line, plus a spread. The interest rate will change every three months based upon the interest rate index.

         It is anticipated that the loan will be prepayable in the future, together with a prepayment premium. The Purchaser expects to pay origination fees related to the loan and third-party costs relating to surveys and other closing costs. It is further anticipated that the loan agreement will contain customary restrictive covenants and events of default.

         COSTS ASSOCIATED WITH THE SALE

         It is expected that approximately $4,500,000 will be required to finance the purchase of Walden Pond, and approximately $305,000 will be required to pay related fees and expenses. The following is an itemized statement of the approximate amount of all expenses incurred or to be incurred in connection with the sale transaction:

                  Financing Costs........................................$63,000
                  Appraisal Fee..........................................$10,000
                  Legal Fees............................................$135,000
                  Printing and mailing costs.............................$15,000
                  Accounting..............................................$9,000
                  Survey and Environmental Reports........................$8,000
                  Title Insurance........................................$30,000
                  Proxy Solicitation Fees................................$25,000
                  Other, including filing fees.......................... $10,000
                                                                        --------
                  Total.................................................$305,000

         The partnership will bear the following above expenses: legal fees; appraisal fee; printing and mailing costs; title insurance; proxy solicitation fees; and other, including filing fees. The Purchaser will bear the other itemized expenses.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         The following summary is a general discussion of material federal income tax consequences of the partnership's proposed sale of Walden Pond and the possible subsequent liquidation of the partnership if Pavillion Apartments is sold. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury Regulations under it, administrative rulings, practice and procedures and judicial authority as of the date of this proxy statement. All of the foregoing are subject to change, and any change could affect the continuing accuracy of this summary. This summary does not discuss all the tax consequences that may be relevant to a particular unitholder in light of such unitholder's particular circumstances or to a unitholder subject to special rules including nonresident aliens, foreign corporations, certain financial institutions, regulated investment companies, insurance companies, dealers in securities, and tax-exempt organizations. This summary also does not discuss any aspect of state, local, foreign or other tax laws.

         EACH UNITHOLDER SHOULD CONSULT HIS OR HER TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO THE UNITHOLDER OF THE TRANSACTION.

         TAXABLE GAIN OR LOSS UPON THE SALE OF WALDEN POND

         A unitholder will realize and recognize gain or loss, or a combination of both, upon the partnership's sale of Walden Pond. The amount of gain realized with respect to the sale of Walden Pond will be an amount equal to the excess of the amount realized by the partnership and allocated to the unitholder (i.e., the cash received by the partnership) over the unitholder's adjusted tax basis in the property. Conversely, the amount of loss realized with respect to the sale of Walden Pond will be an amount equal to the excess of the unitholder's tax basis over the amount realized by the partnership for the property and allocated to the unitholder. Each unitholder must report his or her allocable share of these gains and losses in the year in which Walden Pond is sold.

         Each unitholder's recognized allocable share of the net partnership section 1231 gains or losses must be netted with that unitholder's individual section 1231 gains and losses recognized during the year in order to determine the character of the net gains or net losses under section 1231. Section 1231 gains are those arising from the sale or exchange of "Section 1231 Property" which means (i) depreciable assets used in a trade or business or (ii) real property used in a trade or business and held for more than one year. Section 1231 losses are those losses arising from the sale or exchange of Section 1231 Property. A unitholder's net section 1231 gains will be treated as capital gains, except to the extent recharacterized as ordinary income due to depreciation recapture, and net losses will be treated as ordinary losses.

         LIQUIDATION OF THE PARTNERSHIP

         If, either before or after the sale of Walden Pond, the partnership also sells its other real property, the partnership will dissolve and its assets will be distributed to the unitholders (after payment of all partnership liabilities). At such time the partnership's assets will consist solely of cash, which it will distribute to the unitholders, after payment of or provision for the partnership's liabilities, in complete liquidation of the partnership. The partnership will not realize gain or loss upon the distribution of cash to the unitholders in liquidation. After the partnership allocates net income or net loss from the sale of Walden Pond (or its other property, if Walden Pond is sold first) to the unitholders, with the concomitant tax basis adjustments, the distribution of cash to the unitholders in liquidation will not result in tax consequences to a unitholder to the extent the distribution does not exceed the unitholder's federal income tax basis in his or her units. To the extent that the amount of the distribution is in excess of such basis, such excess will be taxed as a long-term or short-term capital gain depending on a unitholder's holding period. See "--Capital Gains Tax."

         In general, the character, as capital or ordinary, of a unitholder's gain or loss on the liquidation of the partnership will be determined by allocating the unitholder's amount realized in the liquidation and the unitholder's adjusted tax basis in his or her units between "Section 751 items," which are "inventory items" and "unrealized receivables" (including depreciation recapture) as defined in Code Section 751, and non-Section 751 items. The difference between the portion of the unitholder's amount realized that is allocable to Section 751 items and the portion of the unitholder's adjusted tax basis in his or her units that is so allocable will be treated as ordinary income or loss. The difference between the unitholder's remaining amount realized and remaining adjusted tax basis will be treated as capital gain or loss assuming the units were held by the unitholder as capital assets.

         CAPITAL GAINS TAX

         A unitholder's capital gain or loss, if any, upon the liquidation of the partnership will be treated as long-term capital gain or loss if the unitholder's holding period for his or her units exceeds one year. Under current law, which is subject to change, long-term capital gains of individuals and other non-corporate taxpayers generally are taxed at a maximum marginal federal income tax rate of 20%, or 25% on recapture of the amount of accelerated depreciation on real property. Capital losses are deductible only to the extent of capital gains, except that non-corporate taxpayers may deduct up to $3,000 of capital losses in excess of the amount of their capital gains against ordinary income. Excess capital losses generally can be carried forward to succeeding years -- a corporation's carryforward period is five years and a non-corporate taxpayer can carry forward such losses indefinitely; in addition, corporations, but not non-corporate taxpayers, are generally allowed to carry back excess capital losses to the three preceding taxable years.

         PASSIVE LOSS LIMITATIONS

         A unitholder's allocable share of partnership income or loss may be subject to the passive activity loss limitations under the Code. Unitholders who are individuals, trusts, estates, or personal service corporations may offset passive activity losses only against passive activity income. Unitholders who are closely held corporations may offset passive activity losses against passive activity income and active income, but may not offset such losses against portfolio income. A unitholder's allocable share of any partnership gain realized on the sale of Walden Pond will be characterized as passive activity income.

         BACKUP WITHHOLDING

         Unless a unitholder complies with certain reporting and/or certification procedures or is an exempt recipient under applicable provisions of the Code and Treasury Regulations promulgated under the Code, the unitholder may be subject to a 31% backup withholding tax with respect to any payments received as a result of the sale. Backup withholding generally will not apply to payments made to certain exempt recipients, such as a corporation or a financial institution, or to a unitholder who furnishes a correct taxpayer identification number or provides a certificate of foreign status and provides certain other required information to the partnership. If backup withholding applies, the amount withheld is not an additional tax, but is credited against that unitholder's U.S. federal income tax liability.

         THE FOREGOING DISCUSSION IS INTENDED TO BE A SUMMARY OF CERTAIN INCOME TAX CONSIDERATIONS OF THE SALE OF WALDEN POND AND THE POSSIBLE SUBSEQUENT LIQUIDATION OF THE PARTNERSHIP. EACH UNITHOLDER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR CONCERNING HIS OR HER PARTICULAR TAX CIRCUMSTANCES AND THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES TO THE UNITHOLDER OF THE SALE OF WALDEN POND AND THE POSSIBLE SUBSEQUENT LIQUIDATION OF THE PARTNERSHIP.


                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS

         The following unaudited pro forma financial statements (the "Unaudited Pro Forma Financial Statements") give effect to the sale of Fenland Field Apartments

("Fenland") and the proposed sale of Walden Pond Apartments ("Walden") by the partnership. The Unaudited Pro Forma Financial Statements were prepared by management using balances as of and for the six months ended June 30, 2001 and for the year ended December 31, 2000 and other available financial information as of the date of this proxy statement.

         On August 1, 2001, the partnership sold its entire interest in Fentil, Inc., the owner of Fenland, to Home Properties of New York, L.P., an unaffiliated party, for $14,500,000.

         The partnership has presented a Pro Forma Consolidated Balance Sheet at June 30, 2001 and Pro Forma Consolidated Statements of Operations for the six months ended June 30, 2001 and for the year ended December 31, 2000. See Note 1 to the Unaudited Pro Forma Financial Statements for further discussion of this matter.

         In management's opinion, all adjustments necessary to reflect the above discussed transactions have been made. The Unaudited Pro Forma Financial Statements are not necessarily indicative of what actual results of operations of the partnership would have been for the periods presented, nor do they purport to represent the partnership's results of operations for future periods.

             KRUPP REALTY LIMITED PARTNERSHIP - IV AND SUBSIDIARIES

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                  June 30, 2001


                                                         ASSETS

                                       As Reported On        Sale of Fenland       Proposed Sale of
                                      Form 10-Q at June      Field Pro Forma       Walden Pond Pro         Pro Forma at
                                          30, 2001             Adjustments        Forma Adjustments       June 30, 2001
                                          (Note 1)               (Note 1)              (Note 1)              (Note 1)
                                     --------------------    -----------------    -------------------    -----------------
Multi-family apartment
  complexes, net of
  accumulated depreciation
  of $27,159,374                         $   9,536,020         $ (2,262,689)          $ (4,002,956)       $   3,270,375

Cash and cash equivalents                    1,003,837           10,870,887              6,757,873           18,632,597

Real estate tax escrows                        540,702             (186,232)              (174,198)             180,272

Prepaid expenses and other
  assets                                       136,110              (88,455)               (18,596)              29,059

Investment in securities                        95,516                    -                      -               95,516

Deferred expense, net of
  accumulated amortization
  of $359,216                                   22,938               (3,235)               (19,703)                   -
                                     --------------------    -----------------    -------------------    -----------------
Total assets                             $  11,335,123         $  8,330,276           $  2,542,420        $  22,207,819
                                     ====================    =================    ===================    =================


                                            LIABILITIES AND PARTNERS' DEFICIT

Liabilities:

Mortgage notes payable                   $  16,048,491         $ (3,638,185)          $ (5,850,127)       $   6,560,179

Due to affiliates                               38,789               (4,879)                 6,938              40,848

Other Liabilities                              922,000             (172,992)              (293,184)             455,824
                                     --------------------    -----------------    -------------------    -----------------

Total liabilities                           17,009,280           (3,816,056)            (6,136,373)           7,056,851


Partners' deficit                           (5,674,157)          12,146,332              8,678,793           15,150,968
                                     --------------------    -----------------    -------------------    -----------------

Total liabilities and partners'
  deficit                                $  11,335,123         $  8,330,276           $  2,542,420        $  22,207,819
                                     ====================    =================    ===================    =================

                            See accompanying note to
                    Unaudited Pro Forma Financial Statements

             KRUPP REALTY LIMITED PARTNERSHIP - IV AND SUBSIDIARIES

             UNAUDITEDPRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     For the Six Months Ended June 30, 2001


                             As Reported on Sale of
                                Form 10-Q for the       Fenland Field      Proposed Sale of       Pro Forma for the
                                 Six Months Ended         Pro Forma        Walden Pond Pro         Six Months Ended
                                  June 30, 2001          Adjustments      Forma Adjustments         June 30, 2001
                                     (Note 1)             (Note 1)             (Note 1)                (Note 1)
                                -------------------    ----------------   -------------------    ---------------------
Revenue:

  Rental                          $  3,645,187         $ (1,128,924)        $ (1,202,119)              $  1,314,144

  Other income                          28,719               (2,465)             (17,034)                     9,220
                                -------------------    ----------------   -------------------    ---------------------
    Total revenue                    3,673,906           (1,131,389)          (1,219,153)                 1,323,364
                                -------------------    ----------------   -------------------    ---------------------


Expenses:

  Operating                            993,860             (266,528)            (345,398)                   381,934

  Maintenance                          273,418             (104,441)             (74,014)                    94,963

  Real estate taxes                    379,314              (71,211)            (149,494)                   158,609

  Management fees                      153,669              (52,669)             (46,333)                    54,667

  General and
    administrative                     194,898                    -                    -                    194,898

  Depreciation and
    amortization                       814,295             (212,937)            (349,453)                   251,905

    Interest                           750,192             (173,906)            (248,835)                   327,451
                                -------------------    ----------------   -------------------    ---------------------
    Total expenses                   3,559,646             (881,692)          (1,213,527)                 1,464,427
                                -------------------    ----------------   -------------------    ---------------------

  Income (loss) before
    minority interest                  114,260             (249,697)              (5,626)                  (141,063)

  Minority interest                     (1,451)                   -                   56                     (1,395)
                                -------------------    ----------------   -------------------    ---------------------
  Net income (loss)               $    112,809          $  (249,697)        $     (5,570)              $   (142,458)
                                ===================    ================   ===================    =====================

                            See accompanying note to
                    Unaudited Pro Forma Financial Statements

             KRUPP REALTY LIMITED PARTNERSHIP - IV AND SUBSIDIARIES

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      For the Year Ended December 31, 2000


                                  As Reported on
                                Form 10-K for the      Sale of Fenland      Proposed Sale of       Pro Forma for the
                                    Year Ended         Field Pro Forma       Walden Pond Pro      Year Ended December
                                December 31, 2000        Adjustments        Forma Adjustments           31, 2000
                                     (Note 1)              (Note 1)             (Note 1)                (Note 1)
                                -------------------    -----------------    ------------------    ---------------------
Revenue:

  Rental                          $   7,213,565         $ (2,132,922)       $  (2,471,303)             $  2,609,340

  Other income                           77,044               (5,600)             (37,470)                   33,974
                                -------------------    -----------------    ------------------    ---------------------
    Total revenue                     7,290,609           (2,138,522)          (2,508,773)                2,643,314
                                -------------------    -----------------    ------------------    ---------------------

Expenses:

  Operating                           1,846,098             (478,146)            (682,414)                  685,538

  Maintenance                           557,813             (234,844)            (125,393)                  197,576

  Real estate taxes                     816,275             (161,188)            (342,673)                  312,414

  Management fees                       291,677              (95,239)             (93,778)                  102,660

  General and
    administrative                      222,339                    -                    -                   222,339

  Depreciation and
    amortization                      1,676,566             (407,497)            (732,123)                  536,946

    Interest                          1,543,174             (361,673)            (592,379)                  589,122
                                -------------------    -----------------    ------------------    ---------------------
    Total expenses                    6,953,942           (1,738,587)          (2,568,760)                2,646,595
                                -------------------    -----------------    ------------------    ---------------------

Income (loss) before
minority interest                       336,667             (399,935)              59,987                    (3,281)

Minority interest                        (2,682)                   -                 (600)                   (3,282)
                                -------------------    -----------------    ------------------    ---------------------
Net income (loss)                    $  333,985         $   (399,935)       $      59,387              $     (6,563)
                                ===================    =================    ==================    =====================

                            See accompanying note to
                    Unaudited Pro Forma Financial Statements

             KRUPP REALTY LIMITED PARTNERSHIP - IV AND SUBSIDIARIES

                NOTE TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS


(1)      BASIS OF PRESENTATION

         The Unaudited Pro Forma Consolidated Balance Sheet at June 30, 2001 is based on the historical Consolidated Balance Sheet of the partnership as reported on Form 10-Q for the quarter ended June 30, 2001. The Fenland Field Pro Forma Adjustments represent an adjustment to the partnership's financial statements to show the effect of the sale of Fenland Field, which occurred on August 1, 2001. The Walden Pond Pro Forma Adjustments represent an adjustment to the partnership's financial statements to show the effect of the proposed sale of Walden Pond. The Pro Forma at June 30, 2001 column reflects the balance sheet as if both sales had occurred as of June 30, 2001.

         The Unaudited Pro Forma Consolidated Statement of Operations for the six months ended June 30, 2001 is based on the historical Consolidated Statement of Operations of the partnership as reported on Form 10-Q for the six months ended June 30, 2001. The Pro Forma Consolidated Statement of Operations for the year ended December 31, 2000 is based on the historical Consolidated Statement of Operations for the partnership as presented in the annual report on Form 10-K for the year ended December 31, 2000. The Fenland Field Pro Forma Adjustments represent Fenland Field's net income for the respective periods presented. The Walden Pond Pro Forma Adjustments represent Walden Pond's net income for the respective periods presented. The Unaudited Pro Forma Consolidated Statements of Operations for the six months ended June 30, 2001 and for the year ended December 31, 2000 reflect the results of operations of the partnership as if the partnership had sold both Walden Pond and Fenland Field prior to January 1, 2000. The Pro Forma Consolidated Statements of Operations do not reflect any gain or loss which may be recognized by the partnership as a result of the sales.

               UNAUDITED PRO FORMA STATEMENT OF CASH FROM PROPOSED
                 CAPITAL TRANSACTION AVAILABLE FOR DISTRIBUTION

         The following Unaudited Pro Forma Statement of Cash from Proposed Capital Transaction Available for Distribution (the "Unaudited Pro Forma Statement of Cash") gives effect to the proposed sale of Walden Pond by the partnership. The Unaudited Pro Forma Statement of Cash was prepared by management using balances as of June 30, 2001 and other available financial information as of the date of this proxy statement.

         The Unaudited Pro Forma Statement of Cash is presented as if all significant activities related to the following transactions had occurred on June 30, 2001: (i) the consummation of the proposed sale of Walden Pond on the terms set forth in the proposed purchase and sale agreement between the partnership and the purchaser; (ii) the repayment of existing mortgage financing on the property in accordance with its terms; and (iii) the distribution of available cash from the proposed capital transaction.

             KRUPP REALTY LIMITED PARTNERSHIP - IV AND SUBSIDIARIES

           UNAUDITED PRO FORMA CASH FROM PROPOSED CAPITAL TRANSACTION
                           AVAILABLE FOR DISTRIBUTION


                                        Walden Pond as of            Sale of           Payoff of                 Other
                                          June 30, 2001           Property (A)        Mortgages (B)          Adjustments (C)
                                        -------------------    ------------------   -------------------    --------------------
Multi-family apartment complexes, net      $  4,002,956          $  (4,002,956)                  -                      -
Cash and cash equivalents                             -             12,544,000      $   (5,850,127)                     -
Real estate tax escrows                         174,198                      -                   -                      -
Prepaid expenses and other assets                18,596                      -                   -                      -
Deferred expense, net                            19,703                      -                   -                (19,703)
                                        -------------------    ------------------   -------------------    --------------------
Total assets                               $  4,215,453          $   8,541,044      $   (5,850,127)            $  (19,703)
                                        ===================    ==================   ===================    ====================

Liabilities:
Mortgage notes payable                     $  5,850,127                      -      $   (5,850,127)                     -
Due to affiliates                                (6,938)                     -                   -                      -
Other liabilities                               293,184                      -                   -                      -
                                        -------------------    ------------------   -------------------    --------------------

Total liabilities                             6,136,373                      -          (5,850,127)                     -

Partners' deficit                            (1,920,920)                     -                                  1,920,920
                                        -------------------    ------------------   -------------------    --------------------

Total liabilities and partners' deficit    $  4,215,453                      -      $   (5,850,127)           $ 1,920,920
                                        ===================    ==================   ===================    ====================

Estimated cash available for
distribution


                                           Pro Forma Cash
                                           from Proposed
                                               Capital
                                             Transaction
                                            Available for
                                             Distribution
                                        --------------------

Multi-family apartment complexes, net    $             -
Cash and cash equivalents                      6,693,873
Real estate tax escrows                          174,198
Prepaid expenses and other assets                 18,596
Deferred expense, net                                  -
                                         -------------------
Total assets                             $     6,886,667
                                         ===================

Liabilities:
Mortgage notes payable                   $             -
Due to affiliates                                 (6,938)
Other liabilities                                293,184
                                         -------------------

Total liabilities                                286,246

Partners' deficit                                      -
                                         -------------------

Total liabilities and partners' deficit  $       286,246
                                         ===================

Estimated cash available for
distribution                             $     6,600,421
                                         ===================

                         [Table continues on next page]

             KRUPP REALTY LIMITED PARTNERSHIP - IV AND SUBSIDIARIES

           UNAUDITED PRO FORMA CASH FROM PROPOSED CAPITAL TRANSACTION
                           AVAILABLE FOR DISTRIBUTION

                                   (Continued)


% of estimated cash available to investor limited partners                99.00%

% of estimated cash available to original limited partner                  0.00%

% of estimated cash available to general partners, per
     general partner interests                                             1.00%

Estimated cash available to general partners, per general
     partner interests                                                $66,004.21

Estimated cash available to original limited partner                       $0.00

Estimated cash available to investor limited partners             $ 6,534,416.79

Number of investor limited partner units outstanding                      30,000

Estimated distribution per investor limited partner unit                 $217.81





               The accompanying notes are an integral part of the Unaudited Pro Forma Cash from Capital Transactions Available for Distribution

             KRUPP REALTY LIMITED PARTNERSHIP - IV AND SUBSIDIARIES
      Notes to Unaudited Pro Forma Cash from Capital Transactions Available for Distribution

1. Represents adjustments to record real estate property at its estimated realizable value based on the purchase and sale agreement adjusted as follows:

         Sale price per purchase and sale agreement                $ 12,800,000
                  Less:
                  Estimated property disposition costs (2.0%)          (256,000)
                                                                   ------------

                  Estimated net realizable value                   $ 12,544,000
                                                                   ============


2. Represents adjustments to record the payoff of the first and second mortgages on the property as follows:

                           First Mortgage                          $  4,980,927
                           Second Mortgage                              869,200
                                                                   ------------

                           Total Mortgage Payoff                   $  5,850,127
                                                                   ============

3. Represent adjustments for items on the Balance Sheet with no cash value.

                   UNAUDITED PRO FORMA CONSOLIDATED STATEMENT
                          OF NET ASSETS IN LIQUIDATION

         The partnership is in the process of effecting an orderly liquidation of its real estate investments. Under the partnership agreement, the sale of the partnership's last remaining property would be classified as a "terminating capital transaction" and result in the dissolution of the partnership and the subsequent distribution of its assets in accordance with the partnership agreement.

         On August 1, 2001, the partnership sold its entire interest in one of its three multi-family apartment complexes known as Fenland Field Apartments to an unaffiliated party. On August 27, 2001, the partnership entered into a purchase and sale agreement to sell its entire interest in another of its multi-family apartment complexes known as Pavillion Apartments to an unaffiliated party. Although no assurance can be given, the general partners currently expect to close the sale of Pavillion within 60 to 90 days after the signing of that agreement. If the Pavillion transaction closes and the sale of Walden Pond occurs, the partnership will be dissolved and its assets distributed in accordance with the partnership agreement.

         The general partners believe it is unlikely that the sale of Pavillion will occur before the special meeting that is the subject of this proxy statement and, consequently, the terminating capital transaction will occur after the proposed sale of Walden Pond. However, the general partners believe that information regarding a full liquidation of the partnership would be useful to the unitholders in their evaluation of the proposed transaction.

         The Unaudited Pro Forma Consolidated Statement of Net Assets in Liquidation is presented in this proxy statement solely because the general partners believe that the terminating capital transaction event is likely to occur within 30 days following the consummation of the proposed sale of Walden Pond.

         The valuation of the partnership's assets and liabilities necessarily requires estimates and assumptions by management (see "Significant Assumptions" below). In addition, there are substantial uncertainties in carrying out any liquidation plan. The actual value of any liquidating distributions would depend upon a variety of factors including, but not limited to, the actual proceeds from the sale of any of the partnership's assets, the ultimate settlement amounts of the partnership's liabilities and obligations, actual costs incurred in connection with carrying out the liquidation, including costs of liquidation and establishing reserves, and the actual time of the distributions. The value and liabilities ultimately realized in any liquidation could differ from the amounts shown below and the difference could be material. THERE CAN BE NO ASSURANCE THAT THE NET ASSETS IN LIQUIDATION PER INVESTOR LIMITED PARTNER UNIT PRESENTED BELOW WILL BE REALIZED IF THE PARTNERSHIP WERE TO BE LIQUIDATED.

         The Unaudited Pro Forma Consolidated Statement of Net Assets in Liquidation as of June 30, 2001 and related notes should be read in conjunction with the partnership's historical consolidated financial statements and notes thereto. See "Financial Statements."

         SIGNIFICANT ASSUMPTIONS. The Unaudited Pro Forma Consolidated Statement of Net Assets in Liquidation as of June 30, 2001 was prepared using historical unaudited balances as of June 30, 2001 and was based, in part, on certain assumptions, including without limitation, the following:

         o        The sale of Pavillion and Walden Pond had occurred as of June
                  30, 2001.

         o The value of the partnership's multi-family apartment complexes consisted of (i) the actual sales price of Fenland Field, (ii) the proposed sales price of Walden Pond described in this proxy statement and (iii) the proposed sales price of Pavillion as set forth in the applicable purchase and sale agreement. However, the actual sales price of Pavillion is subject to reduction as a result of the buyer's due diligence investigation.

         o All mortgage notes payable would be paid off at the time of sale of the relevant property.

         o No brokerage fee would be paid to the general partners under the terms of the partnership agreement related to commissions payable upon the sale of the partnership's properties.

             KRUPP REALTY LIMITED PARTNERSHIP - IV AND SUBSIDIARIES

           UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF NET ASSETS IN
                                   LIQUIDATION

                                  June 30, 2001


                                                  Historical
                                                   Balances              Pro Forma                  Pro Forma
                                                 (Unaudited)            Adjustments                  Balances
                                              -------------------    -------------------        -------------------
                                                      ASSETS

Multi-family apartment complexes              $      9,536,020       $      32,479,461  (A)      $    42,015,481

Cash and cash equivalents                            1,003,837                                         1,003,837

Real estate tax escrows                                540,702                                           540,702

Prepaid expenses and other assets                      136,110                                           136,110

Investment in securities                                95,516                 (95,516) (B)                    -

Deferred expenses                                       22,938                 (22,938) (C)                    -
                                              -------------------    ------------------          ------------------
Total assets                                  $     11,335,123       $      32,575,372           $    43,696,130
                                              ===================    ==================          ==================


                                        LIABILITIES AND PARTNERS' DEFICIT

Mortgage notes payable                        $     16,048,491       $               -           $    16,048,491

Due to affiliates                                       38,789                       -                    38,789

Other liabilities                                      922,000                 (83,823) (B)              838,177
                                              -------------------    ------------------          -------------------
Total liabilities                                   17,009,280                 (83,823)               16,925,457

Partners' deficit                                   (5,674,157)              5,674,157  (D)                    -
                                              -------------------    ------------------          -------------------

Total liabilities and partners' deficit       $     11,335,123       $       5,590,334           $    16,925,457
                                              ===================    ==================          ===================

Net assets in liquidation                                                                        $    26,770,673
                                                                                                 ===================

Allocation to general partners (1%)                                                              $       267,707
                                                                                                 ===================

Allocation to investor limited partners                                                          $    26,502,966

Number of investor limited partner units                                                                  30,000
                                                                                                 -------------------
Net assets in liquidation per investor
     limited partner unit                                                                        $           883
                                                                                                 ===================

             KRUPP REALTY LIMITED PARTNERSHIP - IV AND SUBSIDIARIES

           NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF NET
                              ASSETS IN LIQUIDATION

                                  June 30, 2001

A. Represents adjustments to record the Fenland Field, Walden Pond and Pavillion properties at their estimated net realizable value based on the gross sales prices indicated in the respective purchase and sale agreements:

                  Aggregate gross selling price for multi-        $  42,872,940
                    family apartment complexes
                  Estimated property disposition costs (2.0% of
                    gross selling price)                               (857,459)
                                                                  -------------
                  Net realizable value                            $  42,015,481
                                                                  =============

B. Represents adjustments to record investment in securities and its related deferred revenue at their estimated net realizable value and estimated settlement amount, respectively. Management has ascribed no net realizable value and no settlement amount to the asset and liability, respectively.

C. Represents adjustments to record deferred expenses to their estimated net realizable value. Management has ascribed no net realizable value to these assets.

D. Represents adjustment to partners' deficit for the pro forma effect of the liquidation.

                               THE SPECIAL MEETING

SPECIAL MEETING; RECORD DATE

         The sale of Walden Pond to the Purchaser and the related amendment to the partnership's partnership agreement require approval of a majority of the holders of outstanding investor limited partnership units (excluding any such units owned by the general partners or their affiliates). A special meeting of the unitholders will be held on November 12, 2001, at One Beacon Street, Suite 1500, Boston, Massachusetts 02108, at 10:00 a.m. local time, to consider and vote upon the sale and the amendment. In accordance with the partnership agreement, the close of business on October 10, 2001 has been established as the record date for the special meeting. Only unitholders of record on the record date are eligible to vote their units on the proposals set forth in this proxy statement. A unitholder of record as of the record date will retain the right to vote even if the unitholder sells or transfers his or her units after the record date. As of the record date, the partnership had 30,000 investor limited partnership units outstanding and entitled to vote, held of record by 1,406 unitholders. A list of the unitholders entitled to vote at the special meeting will be available for inspection at the executive offices of the partnership at One Beacon Street, Suite 1500, Boston, Massachusetts 02108. Valid voting requires a quorum constituted by a majority in interest of the unitholders voting at the special meeting in person or by proxy.

         Even if a unitholder intends to attend the special meeting in person, the unitholder is requested to complete and return the enclosed proxy card promptly.

PROCEDURES FOR COMPLETING PROXIES

         Accompanying this proxy statement is a proxy card solicited by the general partners for use at the special meeting. When a proxy card is returned, properly executed, the units represented by it will be voted at the special meeting by the general partners in the manner specified on the proxy card. It is important that unitholders mark, sign and date their proxy card and return it either in the enclosed, postage-prepaid envelope or by facsimile as instructed below to Krupp Funds Group as soon as possible. When voting a proxy by facsimile, the entire proxy must be transmitted. Delivery of a proxy does not prohibit unitholders from attending the special meeting. To be properly executed, the proxy card must be signed by and bear the date of signature of the unitholder voting the units represented by the card. All questions as to the form of documents and the validity of consents will be determined by the general partners, which determinations shall be final and binding. The general partners reserve the right to waive any defects or irregularities in any proxy.

         Each unit entitles the holder thereof to one vote with respect to the proxies solicited by this document. Only unitholders of record on the record date may grant a proxy with respect to their units.

         IF UNITS STAND OF RECORD IN THE NAMES OF TWO OR MORE PERSONS, ALL PERSONS MUST SIGN THE PROXY CARD. WHEN SIGNING AS AN ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE THE FULL TITLE OF THE POSITION HELD. IF A CORPORATION, THE PROXY SHOULD BE SIGNED BY THE PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN THE PARTNERSHIP'S NAME BY AN AUTHORIZED PERSON. IF A UNITHOLDER'S UNITS ARE HELD IN THE NAME OF A BROKERAGE FIRM, BANK, NOMINEE OR OTHER INSTITUTION, ONLY THIS INSTITUTION CAN SIGN A PROXY WITH RESPECT TO THE UNITS AND CAN DO SO ONLY AT THE UNITHOLDER'S DIRECTION. ACCORDINGLY, IF ANY UNITS ARE SO HELD, UNITHOLDERS SHOULD CONTACT THEIR ACCOUNT REPRESENTATIVE AND GIVE INSTRUCTIONS FOR A PROXY TO BE SIGNED WITH RESPECT TO THEIR UNITS.

         A unitholder in favor of the sale and the amendment to the partnership's partnership agreement should mark the "FOR" box on the enclosed proxy card, date and sign the proxy and either mail it promptly in the enclosed postage-prepaid envelope or fax a copy to Krupp Funds Group as instructed below. If a proxy card is executed but no indication is made as to what action is to be taken, it will be deemed to constitute a vote "FOR" the sale and "FOR" the amendment. By consenting to the sale and the amendment, a unitholder irrevocably appoints the general partners, or their designee, as his or her attorney-in-fact to execute and deliver those documents as are necessary to effect the sale and the amendment in accordance with the terms of the partnership agreement.

         Questions and requests for assistance or for additional copies of this proxy statement and the proxy card may be directed to the partnership's solicitation agent, Krupp Funds Group, One Beacon Street, Suite 1500, Boston, Massachusetts 02108, Attention: Investor Services, or by telephone at 1-800-255-7877 or facsimile at 617-423-8919. Unitholders should also use this fax number for delivery of their completed proxy cards. In addition to soliciting proxies by mail, proxies may be solicited in person and by telephone. Unitholders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the proxy solicitation.

VOTES REQUIRED

         The vote of unitholders owning a majority of the investor limited partnership units (excluding any such units owned by the general partners or their affiliates) is necessary to approve the sale of Walden Pond to the Purchaser and the related amendment to the partnership agreement. Each unit entitles the holder thereof to one vote on each matter submitted to a vote of the unitholders. If a majority in interest of such unitholders consent to the sale and the amendment to the partnership agreement and certain other conditions are met, the sale and the amendment will be completed. If both the sale and the amendment are not approved by unitholders owning a majority of the investor limited partnership units, the sale will not be completed.

         The consent of the unitholders holding a majority in interest of the outstanding investor limited partnership units is necessary to complete the sale and adopt the amendment. Failure to return a proxy in a timely manner or to vote at the special meeting, abstention from voting or a broker non-vote will each have the same effect as a vote "against" the sale and "against" the amendment. Therefore, unitholders are asked to please date, sign and promptly return their proxy cards.

SOLICITATION PROCEDURES

         The partnership has retained Krupp Funds Group to act as solicitation agent and for advisory services in connection with this proxy statement. In connection therewith, Krupp Funds Group will be paid reasonable and customary compensation and will be reimbursed for its reasonable out-of-pocket expenses. The partnership has also agreed to indemnify Krupp Funds Group against specified liabilities and expenses including liabilities and expenses under federal securities laws.

         The partnership will not pay any fees or commissions to any broker or dealer or other person, other than to Krupp Funds Group, for soliciting proxies in this solicitation. Banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward the solicitation materials to the customers for whom they hold units, and the partnership will reimburse them for reasonable mailing and handling expenses incurred by them in forwarding proxy materials to their customers.

REVOCATION OF PROXIES

         A proxy executed and delivered by a unitholder may subsequently be revoked by submitting written notice of revocation to the partnership. A revocation may be in any written form, including a later-dated proxy card, validly signed by a unitholder as long as it clearly states that the unitholder's proxy previously given is no longer effective. To prevent confusion, the notice of revocation must be dated. Notices of revocation should be delivered to Krupp Funds Group at the address or by facsimile as listed above. A unitholder may also revoke its proxy by attending the special meeting and voting in person. If a unitholder signs, dates and delivers a proxy to the partnership and, thereafter, on one or more occasions, signs and delivers a later-dated proxy, the latest-dated proxy card is controlling as to the instructions indicated in that proxy and supersedes the unitholder's prior proxy as embodied in any previously submitted proxy card.

APPRAISAL RIGHTS

         Neither the partnership agreement nor Massachusetts law provides rights of appraisal or similar rights to unitholders whether or not unitholders abstain or vote for or against the sale. As a result, if unitholders holding a majority of the investor limited partnership units approve the sale and if the sale is completed, all such holders, including those who do not approve the sale, will receive a distribution, which is expected to be approximately $218 to $223 per investor limited partnership unit, in accordance with the partnership agreement.

                         THE PURCHASE AND SALE AGREEMENT

         The purchase and sale agreement between the partnership and the Purchaser will be entered into only if the unitholders approve the amendment to the partnership's partnership agreement. Under the proposed purchase and sale agreement, the sale of the property to the Purchaser will not take place unless the unitholders approve the sale. If the sale is approved at the special meeting, the general partners on behalf of the partnership intend to enter into an agreement substantially in the form of the purchase and sale agreement. The material provisions of the purchase and sale agreement are summarized below. Although complete in all material respects, this summary is qualified by reference to the full text of the purchase and sale agreement attached to this proxy statement as Appendix A. If all of the conditions in the purchase and sale agreement are met, principally the approval by the unitholders of the sale, the partnership will sell Walden Pond to the Purchaser.

PURCHASE

         The purchase and sale agreement provides for the sale by the partnership to the Purchaser of Walden Pond for a purchase price of $12,800,000 and the assumption by the Purchaser of all liabilities relating to Walden Pond.

REPRESENTATIONS AND WARRANTIES OF THE PARTIES

         The purchase and sale agreement contains no representations and warranties. The Purchaser is purchasing the property "as is."

COVENANTS

         The purchase and sale agreement provides for customary apportionment between the parties of income and expense items relating to the property.

         The Purchaser is responsible for all recording and filing fees and charges, and the partnership is responsible for all title insurance charges.

         The partnership is obligated to operate the property in the ordinary course consistent with past practice until the closing.

         In the event of fire or other casualty affecting the property, subject to the Purchaser's right to terminate the purchase and sale agreement described below under "Termination" if the loss is material, the partnership is required to assign to the Purchaser its rights to any insurance proceeds.

CONDITIONS TO THE SALE

         Before the purchase is completed, the following must occur:

         o the holders of a majority of the outstanding investor limited partnership units must approve the sale (excluding any such units owned by the general partners or their affiliates); and

         o any consent, approval or waiver of any third party required in order for the Purchaser or the partnership to complete the sale must be obtained (which consents have been obtained).

         In addition, unless waived by the parties, the sale will not be completed if the following has occurred:

         o the enactment, promulgation or enforcement by any governmental entity of a statute, regulation or injunction which prohibits or restrains the sale or subjects any party to substantial damage as a result of the sale.

CLOSING

         The closing of the sale is scheduled to occur on the first business day after the conditions to closing have been satisfied; PROVIDED, that the Purchaser has a one-time right to reschedule the closing to a date that is not later than 60 days following the scheduled closing date.

TERMINATION

         The purchase and sale agreement may be terminated:

         o        by agreement of the parties at any time;

         o by either party if the sale has not occurred by December 6, 2001; or

         o by the Purchaser if a fire or other casualty has resulted in a "material" (I.E., 10%) portion of Walden Pond being destroyed or significantly damaged.


                   THE AMENDMENT TO THE PARTNERSHIP AGREEMENT

PURPOSE

         The purpose of the amendment is to amend the partnership's partnership agreement to permit the partnership to enter into the purchase and sale agreement and to complete the sale. Except for specifically enumerated transactions, the partnership agreement prohibits the partnership from selling any property to, or entering into any agreement or arrangement with, a general partner or an affiliate of a general partner. Because the Purchaser is an affiliate of the general partners, these prohibitions prevent the partnership from entering into the purchase and sale agreement with and selling Walden Pond to the Purchaser.

THE AMENDMENT

         The description of the amendment to the partnership agreement summarized above is qualified in its entirety by reference to the text of the amendment attached to this proxy statement as Appendix B. Unitholders are encouraged to read the amendment carefully.

         In accordance with the amendment, the parties must enter into the purchase and sale agreement after August 15, 2001 and before December 6, 2001. The amendment adds the purchase and sale agreement to the list of the transactions which the partnership is permitted to complete with an affiliate of the general partners; otherwise, the amendment does not alter the partnership agreement.


                       INFORMATION ABOUT THE PARTNERSHIP,
                    ITS GENERAL PARTNERS AND THEIR AFFILIATES

THE PARTNERSHIP

         The partnership was formed on December 1, 1982 as a limited partnership under Massachusetts law. The partnership is governed by its partnership agreement, which vests exclusive management and control over the partnership in the general partners, subject to the rights of the unitholders to vote on limited matters. The address of the partnership's principal executive office is at One Beacon Street, Suite 1500, Boston, Massachusetts 02108, and the telephone number is (617) 523-7722.

         The primary business of the partnership is to acquire, operate and ultimately dispose of real property.

         The partnership issued all of its general partner interests to its two general partners, The Krupp Corporation and The Krupp Company Limited Partnership-II ("Krupp LP"). The partnership also issued its original limited partner interests to Krupp LP. On January 18, 1983, the partnership commenced an offering of up to 30,000 units at a price of $1,000 per unit. As of March 31, 1983, the partnership received subscriptions for all 30,000 units and the public offering was successfully completed on that date.

THE GENERAL PARTNERS

         The general partners of the partnership are The Krupp Corporation, a Massachusetts corporation, and Krupp LP, a Massachusetts limited partnership. The principal business address of each of the general partners is One Beacon Street, Suite 1500, Boston, Massachusetts 02108. The principal business of each of the general partners is to act as a general partner of the partnership. The directors and principal executive officers of The Krupp Corporation are Douglas Krupp, George Krupp, Frank Apeseche and David Quade, and the sole shareholders of The Krupp Corporation are Douglas Krupp and George Krupp. The general partners of Krupp LP are Douglas Krupp, George Krupp and The Krupp Corporation.

         Douglas Krupp co-founded and serves as Co-Chairman and Chief Executive Officer of The Berkshire Companies Limited Partnership, an integrated real estate financial services firm engaged in real estate acquisitions, mortgage banking, investment sponsorship, venture capital investing, financial management, commercial laundry and linen services, and furniture manufacturing and sales.

         Mr. Krupp has held the position of Co-Chairman since The Berkshire Companies was established as The Krupp Companies in 1969 and he has served as the Chief Executive Officer since 1992. Mr. Krupp serves as a Director of Krupp Government Income Trust and Krupp Government Income Trust-II and he is also a member of the Board of Trustees at Brigham & Women's Hospital. He is a graduate of Bryant College where he received an honorary Doctor of Science in Business Administration in 1989 and was elected trustee in 1990. Mr. Krupp's address is at One Beacon Street, Suite 1500, Boston, Massachusetts 02108.

         George Krupp is actively involved in the management of The Berkshire Companies and affiliated entities. Mr. Krupp has been an instructor of history at the New Jewish High School in Waltham, Massachusetts since September of 1997. Mr. Krupp attended the University of Pennsylvania and Harvard University and holds a master's degree in History from Brown University. Mr. Krupp's address is at One Beacon Street, Suite 1500, Boston, Massachusetts 02108.

         Frank Apeseche is President of The Berkshire Group. From 1995 to 2000, he was the founding Managing Partner of BG Affiliates, a venture capital investing company affiliated with The Berkshire Group. From 1993 to 1995 Mr. Apeseche was Chief Financial Officer of The Berkshire Group and the company's Chief Planning Officer from 1986-1993. Before joining The Berkshire Group in 1986, Mr. Apeseche was a manager with Anderson Consulting where he specialized in providing technology solutions to Fortune 500 clients. He received a Bachelor of Arts degree with distinction from Cornell University and a Masters of Business Administration degree with honors from the University of Michigan.

         David Quade is Executive Vice President and Chief Financial Officer of The Berkshire Group. Prior to joining The Berkshire Group, Mr. Quade was a principal and Chief Financial Officer for eighteen years at Leggat McCall Properties. He received a P.A.P. from Northwestern University Graduate Business School and an M.B.A. and a B.S. from Central Michigan University.

DESCRIPTION OF THE ASSETS

         GENERAL

         As of December 31, 2000, the partnership indirectly owned three multi-family apartment complexes known as the Fenland Field Apartments, the Pavillion Apartments and the Walden Pond Apartments, having an aggregate of 1,000 apartment units. On August 1, 2001, the partnership sold Fenland Field Apartments. A summary of the partnership's real estate investments as of December 31, 2000 is presented below:

                                    Year of    Total              Average Occupancy For the Year Ended
         Description             Acquisition   Units                          December 31,
         -----------             -----------   -----                          ------------
                                                            2000        1999       1998       1997        1996
                                                            ----        ----       ----       ----        ----
Fenland Field Apartments              1983       234         95%        97%        99%        100%         98%
  Columbia, Maryland

Pavillion Apartments                  1983       350         94%        95%        96%         95%         95%
  Garland, Texas

Walden Pond Apartments                1983       416         89%        94%        97%         98%         95%
                                               -----
  Houston, Texas

                                               1,000
                                               =====

         On August 27, 2001, the partnership entered into a purchase and sale agreement to sell Pavillion Apartments.

         The properties owned by the partnership are pledged as collateral for non-recourse mortgage notes. Mortgage notes payable consisted of the following as at December 31, 2000 and 1999:

                                                                            Annual
         Property                                Principal               Interest Rate       Maturity Date
         --------                                ---------               -------------       -------------
                                          2000              1999
                                          ----              ----
Fenland Field Apartments               $3,720,715        $3,873,996            9.25%           June 1, 2002

Walden Pond Apartments                  5,903,327         5,986,927       See below        November 1, 2002

Pavillion Apartments                    6,600,604         6,677,204            9.25%            May 1, 2001

         Total                      $  16,224,646     $  16,538,127

         FENLAND FIELD APARTMENTS

         This property is subject to a non-recourse mortgage note payable, based on a 20-year amortization, in equal monthly installments of principal and interest of $42,167. At maturity, all unpaid principal ($3,824,206) and any accrued and unpaid interest are due. The mortgage note is prepayable subject to certain prepayment premiums. The mortgage note is collateralized by the property.

         As of December 31, 2000, the general partners had signed agreements extending the term of the mortgage note to June 1, 2002. The partnership paid an extension fee of $5,000 for this privilege.

         Based on the borrowing rates currently available to the partnership for bank loans with similar terms and average maturities, the fair value of long-term debt was approximately $3,863,000 and $3,903,000 at December 31, 2000 and 1999, respectively.

         On August 1, 2001, the partnership sold Fenland Field Apartments and received $14,500,000, less repayment of the existing mortgage note and closing costs.

         WALDEN POND APARTMENTS

         This property is subject to two non-recourse mortgage notes payable, one in the principal amount of $5,500,000 and the other in the principal amount of $900,000. The notes bear interest at a rate equal to 0.5% per annum less than the prime rate. The notes are being amortized with monthly principal payments of $6,500 and $1,100, respectively. The notes were originally scheduled to mature on February 28, 2001. On November 9, 2000, the maturity date of the notes was extended until November 1, 2002. The partnership paid an extension fee of $29,555 for this privilege. The $5,500,000 note is prepayable without penalty upon 45 days written notice. The $900,000 note is prepayable without penalty, upon 45 days written notice, and simultaneous payment of the other note.

         Because the interest rate on Walden Pond's debt fluctuates with market rates, the book value of the mortgage approximates fair market value.

         PAVILLION APARTMENTS

         This property is subject to a non-recourse mortgage note payable, based on a 30-year amortization, in equal monthly installments of principal and interest of $57,587. At maturity, all unpaid principal ($6,580,326), and any accrued and unpaid interest are due. The note is prepayable at any time, subject to certain prepayment premiums.

         Based on the borrowing rates currently available to the partnership for bank loans with similar terms and average maturities, the fair value of long-term debt was approximately $6,654,000 and $6,771,000 at December 31, 2000 and 1999, respectively.

         Due to restrictions on transfers and prepayment, the partnership may be unable to refinance certain mortgage notes payable at such calculated fair value.

         On April 27, 2001, the general partners signed an agreement extending the term of the mortgage note payable on Pavillion to May 1, 2002. The partnership paid an extension fee of $32,969 for this privilege.

         As of December 31, 2000, the aggregate scheduled principal amounts of long-term borrowings due during the five years ending December 31, 2005 are $6,860,678, $9,363,967, $0, $0, and $0, respectively.

         The partnership paid interest on its mortgage notes of $1,542,659, $1,422,506 and $1,154,453 during the year ended December 31, 2000, 1999 and 1998, respectively.

DISTRIBUTIONS

         The table below sets forth the distributions made by the partnership to its unitholders for the six months ended June 30, 2001 and during the years ended December 31, 2000 and 1999.

                                           Six Months Ended
                                                June 30,                    Year Ended December 31,
                                          --------------------     -----------------------------------------
                                                  2001                    2000                  1999
                                                  ----                    ----                  ----
Limited partners:                         Amount      Per Unit     Amount    Per Unit    Amount     Per Unit
                                          ------      --------     ------    --------    ------     --------
  Investor limited partners
    (30,000 Units outstanding)........    $370,295       12.34     $740,589     $24.69   $740,590     $24.69

Original limited partner..............      15,591                   31,182                31,183

General partners......................       3,898                    7,796                 7,796
                                        ----------                ---------             ---------

       Total..........................     389,784                 $779,567              $779,569

         Future distributions, if any, will be at the discretion of the partnership and will be determined after consideration of a number of factors including, among others, the partnership's financial condition, cash flows and current and anticipated cash needs.

OWNERSHIP OF UNITS

         The number of holders of investor limited partnership units as of September 30, 2001 was approximately 1,406. The general partners own 101 of the 30,000 investor limited partnership units and 100 general partnership units, which general partnership units generally represent a 1% economic interest in the partnership.

         As of October 1, 2001, beneficial owners of record owning more than 5% of the partnership's 30,000 outstanding units were as follows:

        Title                       Name and Address                      Amount and Nature
         of                                Of                                    of                    Percent Of
        Class                       Beneficial Owner                    Beneficial Ownership              Class
--------------------   ---------------------------------------     ----------------------------      ---------------
Investor Limited       Madison Avenue Investment Partners,
Partner Units          LLC
                       P.O. Box 7533
                       Incline Village, NV 89452                   2,218.30 Units (1) (2)                 7.39%

Investor Limited       First Equity Realty, LLC
Partner Units          555 Fifth Avenue, 9th Floor
                       New York, NY 10017                          2,218.30 Units (1) (3)                 7.39%

Investor Limited       The Harmony Group II, LLC
Partner Units          P.O. Box 7533
                       Incline Village, NV 89452                   2,218.30 Units (1) (4)                 7.39%

Investor Limited       Ronald M. Dickerman
Partner Units          555 Fifth Avenue, 9th Floor
                       New York, NY 10017                          2,218.30 Units (1) (5)                 7.39%

Investor Limited       Bryan E. Gordon
Partner Units          P.O. Box 7533
                       Incline Village, NV 89452                   2,218.30 Units (1) (6)                 7.39%

Investor Limited       Equity Resources Group, Incorporated
Partner Units          14 Story Street
                       Cambridge, MA 02138                         1,704.50 Units (7)                     5.68%

(1) According to the statement on Schedule 13G originally filed on December 6, 1999 by Madison Avenue Investment Partners, LLC("MAIP"), First Equity Realty , LLC ("First Equity"), The Harmony Group II, LLC ("Harmony Group"), Ronald M. Dickerman and Bryan E. Gordon (collectively, the "Reporting Persons"), as amended by Amendment No. 1 thereto dated February 11, 2000, as further amended by Amendment No. 2 thereto dated February 14, 2001 (as amended, the "Madison Schedule 13G"), each of MAIP, First Equity, Harmony Group and the Reporting Persons may be deemed to constitute a "group" within the meaning of
         Section 13(d)(3) of the Exchange Act. According to the Madison Schedule 13D, MAIP is the controlling person of various entities which are the nominee owners of, or the successors by merger to the assets of nominee owners of, the partnership's investor limited partnership units. As stated in the Madison Schedule 13G, these nominees, none of which beneficially own 5% or more of the units, are ISA Partnership Liquidity Investors, Madison/AG Partnership Value Partners III, Cobble Hill Investments, LP, Madison Liquidity Investors 100, LLC, Madison Liquidity Investors 103, LLC and Madison Liquidity Investors 111, LLC.

         According to the Madison Schedule 13G, the controlling members of MAIP are The Harmony Group II, LLC, a Delaware limited liability company of which Bryan E. Gordon is the Managing Member, and First Equity Realty, LLC, a New York limited liability company of which Ronald M. Dickerman is the Managing Member.

(2) According to the Madison Schedule 13G, Madison Avenue Investment Partners, LLC has sole voting and dispositive power with respect to 2,218.30 units of the partnership.

(3) According to the Madison Schedule 13G, First Equity Realty, LLC has shared voting and dispositive power with respect to 2,218.30 units of the partnership.

(4) According to the Madison Schedule 13G, The Harmony Group II, LLC has shared voting and dispositive power with respect to 2,218.30 units of the partnership.

(5) According to the Madison Schedule 13G, Ronald M. Dickerman has shared voting and dispositive power with respect to 2,218.30 units of the partnership.

(6) According to the Madison Schedule 13G, Bryan E. Gordon has shared voting and dispositive power with respect to 2,218.30 units of the partnership.

(7) According to the statement on Schedule 13D originally filed on December 12, 1996 by Equity Resources Group, Incorporated, Equity Resource Cambridge Fund Limited Partnership, Equity Resource General Fund Limited Partnership, Equity Resource Fund XVI Limited Partnership, Equity Resource Fund XVII Limited Partnership, Equity Resource Fund XIX Limited Partnership, James E. Brooks, Marks S. Thompson and Eggert Dagbjartsson as amended by Amendment No. 1 thereto dated April 14, 1997 (as amended, the "Equity Resources Schedule 13D"), Equity Resources Group, Incorporated, James E. Brooks, Mark S. Thompson and Eggert Dagbjartsson, in their capacities as general partners of each of Equity Resource Cambridge Fund Limited Partnership, Equity Resource General fund Limited Partnership, Equity Resource Fund XVI Limited Partnership, Equity Resource Fund XVII Limited Partnership and Equity Resource Fund XIX Limited Partnership, respectively, share the power to vote or direct the vote and to dispose of or direct the disposition of 1,704.5 units of the partnership.


MARKET FOR THE UNITS

         The units are not traded on any established trading market and no market of this type is expected to develop. Thus, limited information is available regarding market prices for the units.

         In April 2000, a third party offered to acquire units at a price of $500 per unit, less the amount of any distributions paid after January 2000. That offer expired in May 2000. In early October 2000, another third party offered to acquire units at a price of $370 per unit, less the amount of any distributions paid after the date of the offer. That offer expired in late October 2000. In November 2000, another third party offered to acquire units at a price of $380 per unit, less the amount of any distributions paid after the date of the offer. That offer expired in January 2001. In January 2001, another third party offered to acquire units at a price of $400 per unit, less any distributions paid after the date of the offer. That offer has no express termination date. During the period when all of the foregoing offers were made, the partnership owned three multi-family apartment complexes. It currently owns only two properties. Accordingly, the above prices are not necessarily indicative of a price that a third party might make at this time.

         According to The Partnership Spectrum, an independent third-party industry publication, for the period between October 1, 2000 to July 31, 2001, 11 trades occurred in which a total of 512 units traded at prices ranging from $450 to $550 per unit. These trades occurred at a time when the partnership owned three multi-family apartment complexes. It currently owns only two properties. In addition, unitholders are advised that the gross sales prices reported by The Partnership Spectrum do not necessarily reflect the net sales proceeds received by sellers of units, which typically are reduced by commissions and other secondary market transaction costs to amounts less than the reported prices. Also, other measures of the value of units may be relevant to unitholders.

RELATED PARTY TRANSACTIONS

         Pursuant to the partnership's partnership agreement, the general partners are entitled to cash distributions in respect of their interests in the partnership. The general partners have received aggregate cash distributions in respect of these interests of $7,796, $7,796 and $29,182 for the years ended December 31, 2000, 1999 and 1998, respectively, and $3,898 for the six months ended June 30, 2001.

         Pursuant to a management agreement, the managing agent of the partnership's properties, BRI OP Limited Partnership, which is an affiliate of the general partners, receives property management fees in return for its management of the properties. The management agreements provide for the payment of monthly management fees payable at the rate of 5% of rents and other income actually received by the partnership. In addition, although the general partners and its affiliates do not receive any fees from the partnership for the partnership administration services provided to the partnership, the managing agent and other affiliates of the general partners are reimbursed by the partnership for expenses incurred in connection with the provision of services including accounting, computer, insurance, travel, payroll, and legal services and the preparation and mailing of reports and other communication to unitholders. For the three years ended December 31, 2000, 1999 and 1998, and for the six months ended June 30, 2001, the partnership paid such affiliate property management fees and reimbursement of expenses aggregating $587,153, $540,592, $562,837 and $423,657 respectively.

         Pursuant to the partnership agreement, the general partners are entitled to receive a brokerage fee equal to 3% of the gross sales price in connection with the sale of the partnership's property provided that such fee does not exceed 50% of the competitive real estate commission in the area where the property is located. The payment of such fee is subordinated to the payment in full to the unitholders of their total "invested capital" and "cumulative return" as described in the partnership agreement. No fee will be payable to the general partners in connection with the sale of Walden Pond.

                             SELECTED FINANCIAL DATA

         The following table sets forth selected financial information regarding the partnership's results of operations and financial position. This information should be read in conjunction with the consolidated financial statements and notes to those statements and other financial information included or incorporated by reference in this document. The historical financial data as of and for the quarters ended June 30, 2001 and 2000 have been derived from the unaudited financial statements included in the partnership's Quarterly Report on Form 10-Q for the quarters ended June 30, 2001 and 2000, respectively. The historical financial data for the years ended December 31, 2000, 1999, 1998, 1997 and 1996 have been derived from the audited financial statements included in the partnership's Annual Report on Form 10-K for the year ended December 31, 2000. See "Where You Can Find More Information."

                                 Six Months Ended June 30,                        For the Year Ended December 31,
                                -----------------------------    -------------------------------------------------------------------
                                  2001               2000         2000           1999           1998           1997         1996
                                  ----               ----         ----           ----           ----           ----         ----
Total Revenue                    3,673,906          3,627,323    $7,290,609   $7,052,216     $7,169,243    $7,721,285   $7,307,643

Income (loss) before gain on
   sale of property and                                                                                       157,116     (156,880)
   extraordinary loss              112,809            233,342       333,985      464,369        574,090

Gain on sale of property                 -                  -             -            -      2,960,743             -            -

Extraordinary Loss                       -                  -             -            -       (389,523)            -            -

Net Income (loss)                  112,809            233,342       333,985      464,369      3,145,310       157,116     (156,880)

Net income (loss) allocated to:

   Investor Limited
     Partners                      107,169            221,675       317,286      441,150      3,090,894       149,260     (149,306)
        Per Unit                      3.57               7.39         10.58        14.71         103.03          4.98        (4.97)

   Original Limited Partner          4,512              9,334        13,359       18,575         22,964         6,285       (6,275)

   General Partners                  1,128              2,333         3,340        4,644         31,452         1,571       (1,569)

Total assets at
   December 31,                                                  12,017,592   12,588,568     13,245,952    16,718,318   17,605,712

                         [Table continues on next page]

                                 Six Months Ended June 30,                        For the Year Ended December 31,
                                -----------------------------    -------------------------------------------------------------------
                                  2001               2000         2000           1999           1998           1997         1996
                                  ----               ----         ----           ----           ----           ----         ----
Long-term obligations at
   December 31                                                    9,363,967   12,496,331     10,552,809    19,544,471   19,429,196

Distributions:

   Investor Limited
     Partners                      370,295            370,295       740,589      740,590      2,853,592       1,119,903  2,419,804
        Per Unit                     12.34              12.34         24.69        24.69          95.12         37.33        80.66

   Original Limited Partner         15,591             15,591        31,182       31,183         35,369        47,158       47,158

   General Partners                  3,898              3,898         7,796        7,799         29,182        11,790       24,920

Operating results for the periods presented are not comparable due to the sale of Indian Run Apartments on March 31, 1998.

The per unit distributions for the years ended December 31, 2000, 1999, 1998, 1997 and 1996 were $24.69, $24.69, $95.12, $37.33 and $80.66, respectively, of which $0, $0, $67.12, $0 and $43.33 represented a return of capital.

Prior performance of the partnership is not necessarily indicative of future operations.

             INFORMATION CONCERNING THE PURCHASER AND ITS AFFILIATES

THE PURCHASER

         The Purchaser, Walden Pond Limited Partnership, is a Delaware limited partnership formed to acquire, own and manage real property. The principal office and place of business of the Purchaser is One Beacon Street, Suite 1500, Boston, Massachusetts 02108.

AFFILIATES OF THE PURCHASER

         The sole general partner of the Purchaser is Walden Pond Texas, L.L.C., a Texas limited liability company whose principal business is to hold general partner interests in the Purchaser. The sole member of Walden Pond Texas is WPT Limited Partnership, an Illinois limited partnership whose principal business is to hold membership interests in Walden Pond Texas. The sole general partner of WPT is KRF GP Corporation, a Massachusetts corporation, whose sole shareholders are Douglas Krupp and George Krupp. The principal office and place of business of Walden Pond Texas, WPT and KRF GP is One Beacon Street, Suite 1500, Boston, Massachusetts, 02108. See "Information About the Partnership, Its General Partners and Their Affiliates."

         The Purchaser, Walden Pond Texas, WPT, KRF GP and the general partners are under the common control of Douglas Krupp and George Krupp. As a result of this affiliation, the Purchaser, WPT, KRF GP, Douglas Krupp and George Krupp may be deemed to each beneficially own indirectly 101 of the 30,000 investor limited partnership units and 100 general partnership units, which general partnership units generally represent a 1% economic interest in the partnership.

         All information contained in this proxy statement concerning the Purchaser and its affiliates is based upon statements and representations made by the Purchaser or its representatives to the partnership or its representatives.


                       WHERE YOU CAN FIND MORE INFORMATION

GENERAL

         The partnership files reports with the Securities and Exchange Commission an a regular basis. Unitholders may read or copy any document that the partnership files with the Commission at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Unitholders may obtain information about the Public Reference Room by calling the Commission for further information at 1-800-SEC-0330. The partnership's Commission filings are also available from the Commission's web site at www.sec.gov.

         The following documents previously filed by the partnership with the Securities and Exchange Commission are incorporated in this proxy statement by reference:

         (a)      Annual Report on Form 10-K for the year ended December 31,
                  2000;

         (b) Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001 and June 30, 2001; and

         (c)      Current Report on Form 8-K filed August 6, 2001.

         All documents filed by the partnership pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this document and before the date of the special meeting or any adjournment or postponement of the meeting will be deemed to be incorporated by reference and made a part of this document from the date of the filing of these documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this document will be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained in this document or in any other document subsequently filed with the Commission which also is deemed to be incorporated by reference in this document modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.

         The Purchaser, Walden Pond Texas, WPT, KRF GP, the general partners, Douglas Krupp and George Krupp, are affiliates of the partnership. Accordingly, together with the partnership, they have jointly filed with the Commission a
Schedule 13E-3 Transaction Statement. This proxy statement does not contain all of the information contained in the Schedule 13E-3, some of which is omitted as permitted by Commission rules. Statements made in this proxy statement, while complete in all material respects, are qualified by reference to documents filed as exhibits to the Schedule 13E-3. The Schedule 13E-3, including exhibits, is available for inspection and copying at the Commission as described above.

         The Purchaser and the general partners are not public companies and are not required to file reports of any type with the Commission.

INDEPENDENT ACCOUNTANTS

         The consolidated financial statements and financial statement schedule of the partnership appearing in this proxy statement have been audited by PricewaterhouseCoopers LLP, independent auditors, as set forth in their report included in this document. These consolidated financial statements and financial statement schedule are included in this document and incorporated in this document by reference.

              KRUPP REALTY LIMITED PARTNERSHIP-IV AND SUBSIDIARIES

             INDEX TO CONSOLIDATED FINANCIAL STATEMENTS AND SCHEDULE


Report of Independent Accountants............................................F-2

Consolidated Balance Sheets
December 31, 2000 and 1999...................................................F-3

Consolidated Statements of Operations
For the Year Ended December 31, 2000, 1999, and 1998.........................F-4

Consolidated Statements of Changes In Partners' Deficit
For the Year Ended December 31, 2000, 1999, and 1998.........................F-6

Consolidated Statements of Cash Flows
For the Year Ended December 31, 2000, 1999, and 1998.........................F-7

Notes to Consolidated Financial Statements..............................F-8-F-17

Schedule III - Real Estate and Accumulated Depreciation
December 31, 2000......................................................F-18-F-19

Consolidated Balance Sheets
June 30, 2001 (Unaudited) and December 31, 2000.............................F-20

Consolidated Statements of Operations
for Three and Six Months Ended June 30, 2001 and 2000 (Unaudited)...........F-21

Consolidated Statements of Cash Flows
for Six Months Ended June 30, 2001 and 2000 (Unaudited).....................F-23

Notes to Consolidated Financial Statements (Unaudited).................F-24-F-26


All other schedules are omitted as they are not applicable, not required, or the information is provided in the consolidated financial statements or the notes thereto.

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Partners of
Krupp Realty Limited Partnership-IV and Subsidiaries:

                  In our opinion, the consolidated financial statements listed in the accompanying index present fairly, in all material respects, the financial position of Krupp Realty Limited Partnership-IV and Subsidiaries (the "Partnership") at December 31, 2000 and 1999, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2000 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule listed in the accompanying index presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and financial statement schedule are the responsibility of the Partnership's management; our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
March 19, 2001

              KRUPP REALTY LIMITED PARTNERSHIP-IV AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS
                           December 31, 2000 and 1999

                                     ASSETS


                                        2000              1999
                                   --------------   --------------

Multi-family apartment complexes,
 net of accumulated depreciation
 of $26,362,441 and $24,736,628,
 respectively (Note F)                $10,139,898      $10,774,104
Cash and cash equivalents (Note C)        740,853          856,738
Real estate tax escrows                   723,394          679,584
Prepaid expenses and other assets
 (Notes B & I)                            277,631          221,644
Investment in Securities (Note D)          95,516                -
Deferred expenses, net of accumulated
 amortization of $341,854 and
 $291,101, respectively                    40,300           56,498
                                   --------------   --------------

         Total assets                 $12,017,592      $12,588,568
                                   ==============   ==============

                        LIABILITIES AND PARTNERS' DEFICIT

Liabilities:
  Mortgage notes payable (Note F)     $16,224,646      $16,538,127
  Due to affiliates (Note I)                    -           33,723
  Other liabilities (Note G)            1,190,128          968,318
                                   --------------   --------------
         Total liabilities             17,414,774       17,540,168

Partners' deficit (Note H):
     Investor Limited Partners
      (30,000 Units outstanding)       (3,702,397)      (3,279,094)
     Original Limited Partner          (1,382,261)      (1,364,438)
     General Partners                    (312,524)        (308,068)
                                   --------------   --------------

         Total partners' deficit       (5,397,182)      (4,951,600)
                                   --------------   --------------
         Total liabilities and
          partners' deficit           $12,017,592      $12,588,568
                                   ==============   ==============




                 The accompanying notes are an integral part of
                     the consolidated financial statements.

              KRUPP REALTY LIMITED PARTNERSHIP-IV AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS
              For the Year Ended December 31, 2000, 1999, and 1998
                                      -----


                                        2000           1999          1998
                                   -------------- -------------- -------------

Revenue:
     Rental                            $7,213,565     $6,989,114   $7,066,401
     Interest income (Note C)              77,044         63,102      102,842
                                   -------------- -------------- -------------
         Total revenue                  7,290,609      7,052,216    7,169,243
                                   -------------- -------------- -------------

Expenses:
     Operating (Notes E and I)          1,846,098      1,830,422    1,916,491
     Maintenance                          557,813        594,780      606,271
     Real estate taxes                    816,275        701,956      724,018
     Management fees (Note I)             291,677        271,555      287,049
     General and administrative
      (Note I)                            222,339        225,045      138,201
     Depreciation and amortization      1,676,566      1,537,145    1,762,642
     Interest (Note F)                  1,543,174      1,422,506    1,154,453
                                   -------------- -------------- -------------

         Total expenses                 6,953,942      6,583,409    6,589,125
                                   -------------- -------------- -------------

Income before minority  interest,
  gain on sale of property
  and extraordinary loss                  336,667        468,807      580,118
Minority interest                          (2,682)        (4,438)      (6,028)
Gain on sale of property (Note E)              -              -     2,960,743
                                   -------------- --------------- ------------
Income before extraordinary loss          333,985        464,369    3,534,833
Extraordinary loss from early
  extinguishment of debt (Note E)              -              -      (389,523)
                                   -------------- --------------- ------------
Net income (Note J)                      $333,985       $464,369   $3,145,310
                                   ============== =============== ============

Allocation of net income (Note H):

     Investor Limited Partners
       (30,000 Units outstanding):
         Income before gain on sale
           of property and
           extraordinary loss            $317,286       $441,150     $545,386
         Gain on sale of property              -              -     2,931,136
         Extraordinary loss                    -              -      (385,628)
                                   -------------- --------------- ------------
         Net income                      $317,286       $441,150   $3,090,894
                                   ============== =============== ============



                                    Continued

              KRUPP REALTY LIMITED PARTNERSHIP-IV AND SUBSIDIARIES

              For the Year Ended December 31, 2000, 1999, and 1998
                                      -----


                                       2000            1999           1998
                                   -------------- --------------- ------------

     Investor Limited Partners,
      Per Unit:
         Income before gain on sale
           of property and
           extraordinary loss              $10.58         $14.71       $18.18
         Gain on sale of property              -              -         97.70
         Extraordinary loss                    -              -        (12.85)
                                   -------------- --------------- ------------
         Net income                        $10.58         $14.71      $103.03
                                   ============== =============== ============

     Original Limited Partner:
         Income before gain on sale
           of property and
           extraordinary loss             $13,359        $18,575      $22,964
         Gain on sale of property              -              -            -
         Extraordinary loss                    -              -            -
                                   -------------- --------------- ------------
         Net income                       $13,359        $18,575      $22,964
                                   ============== =============== ============

     General Partners:
         Income before gain on sale
           of property and
           extraordinary loss              $3,340         $4,644       $5,740
         Gain on sale of property              -              -        29,607
         Extraordinary loss                    -              -        (3,895)
                                   -------------- --------------- ------------
         Net income                        $3,340         $4,644      $31,452
                                   ============== =============== ============














               The accompanying notes are an integral part of the
                       consolidated financial statements.

              KRUPP REALTY LIMITED PARTNERSHIP-IV AND SUBSIDIARIES

             CONSOLIDATED STATEMENTS OF CHANGES IN PARTNERS' DEFICIT
              For the Year Ended December 31, 2000, 1999, and 1998
                                      -----


                          Investor      Original                   Total
                          Limited       Limited       General      Partners'
                          Partners      Partner       Partners     Deficit
                         -----------  ------------  -----------  ------------

Balance at               $(3,216,956)  $(1,339,425)  $(307,186)  $(4,863,567)
   December 31, 1997

Net income                 3,090,894        22,964      31,452     3,145,310

Distributions             (2,853,592)      (35,369)    (29,182)   (2,918,143)

Balance at               -----------  ------------  -----------  ------------
  December 31, 1998       (2,979,654)   (1,351,830)   (304,916)   (4,636,400)


Net income                   441,150        18,575       4,644       464,369

Distributions               (740,590)      (31,183)     (7,796)     (779,569)
                         -----------  ------------  -----------  ------------
Balance at
  December 31,1999        (3,279,094)   (1,364,438)   (308,068)   (4,951,600)

Net income (Note H)          317,286        13,359       3,340       333,985

Distributions
(Note H)                    (740,589)      (31,182)     (7,796)     (779,567)
                         -----------  ------------  -----------  ------------

Balance at
  December 31, 2000      $(3,702,397)  $(1,382,261)  $(312,524)  $(5,397,182)
                         ===========  ============  ===========  ============

The per Unit distributions for the years ended December 31, 2000, 1999 and 1998 were $24.69, $24.69 and $95.12, respectively, of which $0, $0 and $67.12 represented a return of capital, respectively.



               The accompanying notes are an integral part of the
                       consolidated financial statements.

              KRUPP REALTY LIMITED PARTNERSHIP-IV AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
              For the Year Ended December 31, 2000, 1999, and 1998
                                      -----

                                                2000         1999       1998
                                              ---------   ---------  ----------
Cash flows from operating activities:
     Net income                               $ 333,985   $ 464,369  $3,145,310
     Adjustments to reconcile net income to
       net cash provided by operating
       activities:
         Depreciation and amortization        1,676,566   1,537,145   1,762,642
         Interest earned on repair escrow            -           -      (12,898)
         Gain on sale of property                    -           -   (2,960,743)
         Extraordinary loss from early
           extinguishment of debt                    -           -      389,523
         Changes in assets and liabilities:
              Decrease (increase) in prepaid
                expenses and other assets       (99,797)   (105,521)     23,019
              Increase (decrease) in other
                liabilities                     134,187      23,850    (276,153)
              Increase (decrease) in due to
                 affiliates                     (33,723)     22,989     (30,837)
              Releases from real estate tax
                and insurance escrows due to
                sale of  property                    -           -       33,722
                                              ---------   ---------  ----------

                  Net cash provided by
                    operating activities      2,011,218   1,942,832   2,073,585
                                              ---------   ---------  ----------

Cash flows from investing activities:
     Deposits to replacement reserve escrow          -           -      (10,769)
     Withdrawals from replacement reserve
       escrow                                        -           -      315,159
     Release from replacement reserve
       escrows due to sale of property               -           -       11,493
     Additions to fixed assets                 (991,607)   (661,282) (1,085,983)
     Increase (decrease) in other
       liabilities for fixed asset additions     (7,893)      5,899       1,994
     Proceeds from sale of property, net             -           -    5,711,482
                                              ---------   ---------  ----------
                  Net cash (used in)
                    provided by investing
                    activities                 (999,500)   (655,383)  4,943,376
                                              ---------   ---------  ----------
Cash flows from financing activities:
     Principal payments on mortgage notes
       payable                                 (313,481)   (394,922)   (756,495)
     Repayment of mortgage notes payable             -           -   (2,638,042)
     Decrease (increase) in deferred
       expenses                                 (34,555)    (30,450)      3,191
     Payment of prepayment premium                   -           -     (335,863)
     Distributions                             (779,567)   (779,569) (2,918,143)
                                              ---------   ---------  ----------
                  Net cash used in financing
                    activities               (1,127,603) (1,204,941) (6,645,352)
                                              ---------   ---------  ----------
Net (decrease) increase in cash and cash
  equivalents                                  (115,885)     82,508     371,609
Cash and cash equivalents, beginning of the
  year                                          856,738     774,230     402,621
                                              ---------   ---------  ----------
Cash and cash equivalents, end of year        $ 740,853   $ 856,738   $ 774,230
                                              =========   =========  ==========
Non-cash investing activities:
  Investment in securities                      $95,516          -           -


               The accompanying notes are an integral part of the
                       consolidated financial statements.

              KRUPP REALTY LIMITED PARTNERSHIP-IV AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                     -------


A.       ORGANIZATION

         Krupp Realty Limited Partnership-IV ("KRLP-IV") was formed on December 1, 1982 by filing a Certificate of Limited Partnership in The Commonwealth of Massachusetts. KRLP-IV terminates on December 31, 2020, unless earlier terminated upon the sale of the last of KRLP-IV and Subsidiaries' properties or the occurrence of certain other events as set forth in the Partnership Agreement.

         KRLP-IV issued all of the General Partner Interests to The Krupp Corporation, a Massachusetts corporation, and The Krupp Company Limited Partnership-II, a Massachusetts limited partnership, in exchange for capital contributions aggregating $1,000. Except under certain limited circumstances upon termination of KRLP-IV, the General Partners are not required to make any additional capital contributions. KRLP-IV also issued all of the Original Limited Partner Interests to The Krupp Company Limited Partnership-II in exchange for a capital contribution of $4,000. The Original Limited Partner is not required to make any additional capital contributions to KRLP-IV. On January 18, 1983, KRLP-IV commenced the offering of up to 30,000 Units of Investor Limited Partner Interests (the "Units"). As of March 31, 1983, KRLP-IV received subscriptions for all 30,000 Units at $1,000 per Unit and therefore, the public offering was successfully completed on that date.

         In 1990, the General Partners on behalf of KRLP-IV formed three limited partnerships: Pavillion Partners, Ltd., Copper Creek Partners, Ltd. and Westbridge Partners, Ltd. At the same time, the General Partners transferred ownership of Pavillion Apartments to Pavillion Partners, Ltd., Copper Creek Apartments to Copper Creek Partners, Ltd., and Walden Pond Apartments to Westbridge Partners, Ltd. in exchange for KRLP-IV's 99% Limited Partner Interest in the new entities. Westcop Corporation, an affiliate of the General Partners, contributed a total of $11,216 in cash to the entities and is the General Partner in each, with a 1% interest. On March 3, 1992, Copper Creek was foreclosed upon by the holder of the first and second mortgage notes pursuant to an agreement approved by the Bankruptcy Court.

         KRLP-IV, Pavillion Partners, Ltd., and Westbridge Partners, Ltd. are collectively known as Krupp Realty Limited Partnership-IV and Subsidiaries (collectively the "Partnership").

         As of December 31, 2000, the Partnership owned three multi-family apartment complexes.

B.       SIGNIFICANT ACCOUNTING POLICIES

         The Partnership uses the following accounting policies for financial reporting purposes, which may differ in certain respects from those used for federal income tax purposes (see Note J).


                                   Continued

              KRUPP REALTY LIMITED PARTNERSHIP-IV AND SUBSIDIARIES

B.       SIGNIFICANT ACCOUNTING POLICIES, continued

         BASIS OF PRESENTATION

         The consolidated financial statements present the consolidated assets, liabilities and operations of Pavillion Partners, Ltd., Westbridge Partners, Ltd. and KRLP-IV (see Note

         A). All intercompany balances and transactions have been eliminated. At December 31, 2000 and 1999, minority interest of $8,589 and $11,271, respectively, were included in other assets.

         RISKS AND UNCERTAINTIES

         The Partnership invests its cash primarily in deposits and money market funds with commercial banks. The Partnership has not experienced any losses to date on its invested cash.

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities, contingent assets and liabilities and revenues and expenses during the reporting period. Actual results could differ from those estimates.

         CASH AND CASH EQUIVALENTS

         The Partnership includes all short-term investments with maturities of three months or less from the date of acquisition in cash and cash equivalents. The cash investments are recorded at cost, which approximates current market values.

         RENTAL REVENUE

         Leases require the payment of base rent monthly in advance. Rental revenues are recorded on the accrual basis.

         REAL ESTATE

         Real estate assets and equipment are stated at depreciated cost. Pursuant to Statement of Financial Accounting Standards Opinion No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of", impairment losses are recorded on long-lived assets used in operations on a property by property basis, when events and circumstances indicate that the real estate assets might be impaired and the estimated undiscounted cash flows, without interest charges, to be generated by those assets are less than the carrying amount of those assets. Upon determination that an impairment has occurred, those assets shall be reduced to fair value.

         Expenditures for ordinary maintenance and repairs are expensed to operations as they are incurred. Significant renovations and improvements which improve or extend the useful life of the assets are capitalized. Except for amounts attributed to land, rental property and improvements are depreciated over their estimated useful lives using the straight-line method. The estimated useful lives by asset category are:


                                   Continued

              KRUPP REALTY LIMITED PARTNERSHIP-IV AND SUBSIDIARIES

B.       SIGNIFICANT ACCOUNTING POLICIES, continued

         REAL ESTATE, continued

         The consolidated financial statements present the consolidated assets, liabilities and operations of Pavillion Partners, Ltd., Westbridge Partners, Ltd. and KRLP-IV (see Note

                  Buildings and improvements            3 to 25 years
                  Appliances, carpeting and equipment   3 to 8 years

         The Partnership classifies assets as available for sale upon the General Partners committing to a formal plan of disposal. The Partnership is in the process of determining the marketability of the Partnership's real estate assets but the General Partners have not committed to a formal plan of disposition and therefore no properties have been classified as available for sale.

         DEFERRED EXPENSES

         Costs of obtaining and recording mortgages on the properties are amortized over the term of the related mortgage notes using the straight-line method which approximates the effective interest method.

         INCOME TAXES

         The Partnership is not liable for federal or state income taxes as Partnership's income or loss is allocated to the Partners for income tax purposes. In the event that the Partnership's tax returns are examined by the Internal Revenue Service or state taxing authority and the examination results in a change in Partnership taxable income or loss, such change will be reported to the Partners.

         DESCRIPTIVE INFORMATION ABOUT REPORTABLE SEGMENTS

         The Partnership operates and develops apartment communities which generate rental and other income through the leasing of apartment units. The General Partners separately evaluate the performance of each of the Partnership's apartment communities. However, because each of the apartment communities have similar economic characteristics, facilities, services and tenants, the apartment communities have been aggregated into a single dominant apartment communities segment.

         All revenue is from external customers and no revenue are generated from transactions with other segments. There are no tenants which contributed 10% or more of the Partnership's total revenue during 2000, 1999 or 1998.

         RECENT ACCOUNTING PRONOUNCEMENTS

         In June 1997, the Financial Accounting Standards Board ("FASB") issued Statement of financial Accounting standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities". SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires recognition of all derivative instruments as either assets or liabilities in the statement of financial position and measure those instruments at fair value. This statement will be effective for the Partnership beginning January 1, 2001. The Partnership did not hold any derivative instruments at December 31, 2000, and as such, the Partnership does not expect this pronouncement to have a significant impact on the Partnership's financial statements.


                                   Continued

              KRUPP REALTY LIMITED PARTNERSHIP-IV AND SUBSIDIARIES

B.       SIGNIFICANT ACCOUNTING POLICIES, continued

         INVESTMENT IN SECURITIES

         The investment in securities is carried at its original issuance valuation as the common stock is not listed or traded on an exchange and is not considered a marketable security pursuant to Statement of Financial Standards Opinion No. 115, "Accounting for Certain Investments in Debt and Equity Securities" (FAS 115").

C.       CASH AND CASH EQUIVALENTS

         Cash and cash equivalents consisted of the following:

                                                  December 31,   December 31,
                                                      2000           1999
                                                  ------------   ------------

                  Cash and money market accounts    $740,853        $856,738
                                                    ========        ========

D.       INVESTMENT IN SECURITIES

         On October 5, 2000, the Partnership, as a member of an alliance of major multifamily real estate companies, executed a master lease agreement ("MLA") with a provider of high-speed internet, video and voice services to multifamily communities. Pursuant to the MLA, the Partnership granted the provider preferred lease, license and access rights to provide data services, consisting of high-speed broadband internet access, and video services, to the residents at some of its multifamily communities for a ten year period. In exchange for these rights, the Partnership received 366,691 shares of common stock which were valued at $.2285 per share or $83,823. In addition, the Partnership will receive 7.5% of the gross revenues that the provider obtains from providing its services as well as a fixed amount for each resident that executes a subscriber agreement. In conjunction with the execution of the MLA, the Partnership made an investment of $8,406 in exchange for 36,785 additional shares of common stock also valued at $.2285 per share. The Partnership incurred approximately $3,287 in closing costs related to the acquisition by the Partnership and the closing costs incurred were recorded as an investment in securities in the financial statements as of December 31, 2000.

E.       SALE OF INDIAN RUN APARTMENTS

         On March 31, 1998, the Partnership sold Indian Run Apartments ("Indian Run"), a 256-unit multi-family apartment complex, located in Abilene, Texas, to an unaffiliated third party. The Partnership received $5,850,000, less repayment of the mortgage note payable and interest of $2,658,664 and closing costs of $138,518. For financial reporting purposes, the Partnership realized a gain of $2,960,743 on the sale. The gain was calculated as the difference between the property's selling price less net book value of the property and closing costs.


                                   Continued

              KRUPP REALTY LIMITED PARTNERSHIP-IV AND SUBSIDIARIES

E.       SALE OF INDIAN RUN APARTMENTS, continued

         In conjunction with the sale of the property on March 31, 1998, the Partnership prepaid the mortgage note. As a result of the retirement of debt, the Partnership incurred a prepayment premium of $335,863. The prepayment premium, as well as unamortized deferred mortgage costs of $53,660, are reported in the Consolidated Statement of Operations as an extraordinary loss from early extinguishment of debt.

F.       MORTGAGE NOTES PAYABLE

         The properties owned by the Partnership are pledged as collateral for the respective non-recourse mortgage notes payable outstanding at December 31, 2000 and 1999. Mortgage notes payable consisted of the following:

                                            Principal                          Annual
                                  --------------------------------            Interest
     Property                         2000                 1999                  Rate        Maturity Date
     -------------------------    ------------         -----------           -----------    ----------------
     Fenland Field Apartments     $ 3,720,715          $ 3,873,996           9.25%          June 1, 2002
     Walden Pond Apartments         5,903,327            5,986,927           See below      November 1, 2002
     Pavillion Apartments           6,600,604            6,677,204           9.25%          May 1, 2001
                                  -----------          -----------
     Total                        $16,224,646          $16,538,127
                                  ===========          ===========


         FENLAND FIELD APARTMENTS

         The property is subject to a non-recourse mortgage note payable, based on a 20-year amortization, in equal monthly installments of principal and interest of $42,167. At maturity, all unpaid principal ($3,824,206) and any accrued and unpaid interest are due.

         The note may be prepaid subject to certain prepayment premiums. The mortgage note is collateralized by the property.

         Based on the borrowing rates currently available to the Partnership for bank loans with similar terms and average maturities, the fair value of long-term debt is approximately $3,863,000 and $3,903,000 at December 31, 2000 and 1999, respectively.

         As of December 31, 2000 the General Partners had signed agreements extending the mortgage note payable, under the original terms, until June 1, 2002. The Partnership paid an extension fee of $5,000 for this privilege.


                                   Continued

              KRUPP REALTY LIMITED PARTNERSHIP-IV AND SUBSIDIARIES

F.       MORTGAGE NOTES PAYABLE, continued

         WALDEN POND APARTMENTS

         On February 28, 1992, the prior wrap-around mortgage note was modified in bankruptcy court. The modified first mortgage note with a principal balance of $5,500,000, which has a stated rate of 9.5%, is being amortized over a 30-year period and requires monthly payments of $46,247. For financial reporting purposes, generally accepted accounting principles required the Partnership to reduce the outstanding principal balance of the mortgage to the sum of the future cash flow payments required under the terms of the mortgage, including a final payment on February 28, 1999 of approximately $5,200,000. All cash payments made subsequent to the restructure are recorded as a reduction of the principal balance with no interest expense recognized by the Partnership. The note may be prepaid at any time, subject to certain prepayment premiums.

         On July 31, 1997, the General Partners obtained a $900,000 non-recourse note (the "Note") for Walden Pond Apartments from the same lender that holds the first mortgage note. The Note bears interest at a rate of 9.5% per annum and, commencing September 1, 1997, requires monthly, interest-only payments until the maturity date. The Note matures on February 28, 1999, simultaneous with the first mortgage note, at which time all outstanding principal and any accrued interest are due. The Note may be prepaid in its entirety without penalty, upon 90 days written notice, and simultaneous payment of the first mortgage note. Proceeds from the Note were deposited into an escrow account and will be used to fund capital improvements at the property. The Partnership paid closing costs of $33,082 to obtain the Note.

         On February 28, 1999 the General Partners refinanced the Walden Pond mortgage notes of $5,500,000 and $900,000 with monthly principal payments of $6,500 and $1,100, respectively, and interest payments at the contract rate of interest equal to the greater of (a) 0.5% per annum in excess of the prime rate, or (b) 8% per annum. The notes mature on February 28, 2001.

         On November 9, 2000, the General Partners signed an agreement extending the mortgage note payable, until November 1, 2002. Under the terms of the extension agreement the interest rate on the debt is reduced from prime + 0.5% to prime - 0.5%, 9% as of December 31, 2000. The Partnership paid an extension fee of $29,555 for this privilege.

         Because the interest rate on Walden Pond's debt fluctuates with market rates, the book value of the mortgages approximates fair market value.

         PAVILLION APARTMENTS

         The property is subject to a non-recourse mortgage note payable, based on a 30-year amortization, in equal monthly installments of principal and interest of $57,587. At maturity, all unpaid principal ($6,580,326) and any accrued and unpaid interest are due. The note may be prepaid at any time, subject to certain prepayment premiums.


                                   Continued

              KRUPP REALTY LIMITED PARTNERSHIP-IV AND SUBSIDIARIES

F.       MORTGAGE NOTES PAYABLE, continued

         PAVILLION APARTMENTS, continued

         Based on the borrowing rates currently available to the Partnership for bank loans with similar terms and average maturities, the fair value of long-term debt is approximately $6,654,000 and $6,771,000 at December 31, 2000 and 1999, respectively.

         The General Partners are currently negotiating an extension of this mortgage note payable. It is anticipated that the mortgage will be extended under terms that are substantially similar to the current terms.

         Due to restrictions on transfers and prepayment, the Partnership may be unable to refinance certain mortgage notes payable at such calculated fair value.

         The aggregate scheduled principal amounts of long-term borrowings due during the five years ending December 31, 2005 are $6,860,678, $9,363,967, $0, $0, and $0, respectively.

         The Partnership paid interest on its mortgage notes of $1,542,659, $1,422,506 and $1,154,453 during the years ended December 31, 2000, 1999 and 1998, respectively.

G.       OTHER LIABILITIES

         Other liabilities consisted of the following at December 31, 2000 and 1999:

                                               2000                  1998
                                            ----------            --------
         Accounts payable                   $   30,998             $39,845
         Accrued real estate taxes             608,519             523,496
         Other liabilities                     392,943             255,300
         Tenant security deposits              157,668             149,677
                                            ----------            --------
                                            $1,190,128            $968,318
                                            ==========            ========

H.       PARTNERS' DEFICIT

         Under the terms of the Partnership Agreement, profits and losses from operations are allocated 95% to the Investor Limited Partners, 4% to the Original Limited Partner and 1% to the General Partners until such time that the Investor Limited Partners have received a return of their total invested capital plus a 9% per annum cumulative return thereon. Thereafter, profits and losses will be allocated 65% to the Investor Limited Partners, 28% to the Original Limited Partner and 7% to the General Partners.

         In accordance with the Partnership Agreement, distributions are generally made on the same basis as the allocations of profits and losses described above. Upon the occurrence of a capital transaction, as defined in the Partnership Agreement, proceeds will be applied to the payment of all debts and liabilities of the Partnership then due and then fund any reserves for contingent liabilities. Remaining net cash proceeds will then be distributed 99% to the Investor Limited Partners until they have received a return of their total invested capital and


                                   Continued

              KRUPP REALTY LIMITED PARTNERSHIP-IV AND SUBSIDIARIES

H.       PARTNERS' DEFICIT, continued

         1% to the General Partners, thereafter net cash proceeds will be distributed in accordance with the Partnership Agreement.

         As of December 31, 2000, the following cumulative partner contributions and allocations have been made since inception of KRLP-IV:


                                     Investor Limited           Original              General          Total Partners'
                                         Partners           Limited Partner          Partners             (Deficit)
                                     ------------------     -----------------     ----------------    ------------------
     Capital contributions                $30,000,000              $  4,000             $  1,000          $30,005,000
     Syndication costs                     (4,050,000)                    -                    -           (4,050,000)
     Distributions:
     Operations                            (9,455,227)             (398,127)             (99,530)          (9,952,884)
     Capital transaction                   (5,313,560)                    -              (53,673)          (5,367,233)
     Income (loss):
     Operations                           (26,706,702)           (1,286,056)            (282,756)         (28,275,514)
     Capital transaction                   11,823,092               297,922              122,435           12,243,449
                                     ------------------     -----------------     ----------------    ------------------
     Balance at
     December 31, 2000                    $(3,702,397)          $(1,382,261)           $(312,524)         $(5,397,182)
                                     ==================     =================     ================    ==================

I.       RELATED PARTY TRANSACTIONS

         The Partnership pays property management fees to an affiliate of the General Partners' for management services. Pursuant to the management agreements, management fees are payable monthly at a rate of 5% of the gross receipts from the properties under management. The Partnership also reimburses affiliates of the General Partners for certain expenses incurred in connection with the operation of the Partnership and its properties including administrative expenses.

         Amounts accrued or paid to the General Partners' affiliates for the years ended December 31, 2000, 1999 and 1998 were as follows:

                                                           2000                1999               1998
                                                      ---------------     ---------------    ---------------
               Property management fees                    $291,677            $271,555         $287,049
               Expense reimbursements                       295,476             269,037          275,788
                                                      ---------------     ---------------    ---------------
               Charged to operations                       $587,153            $540,592         $562,837
                                                      ===============     ===============    ===============


                                   Continued

              KRUPP REALTY LIMITED PARTNERSHIP-IV AND SUBSIDIARIES

I.       RELATED PARTY TRANSACTIONS, continued

         Due from affiliates consisted of expense reimbursements of $28,007 and is included in prepaid expenses and other assets at December 31, 2000. Due to affiliates consisted of expense reimbursements of $33,723 at December 31, 1999.

J.       FEDERAL INCOME TAXES

         For federal income tax purposes, the Partnership is depreciating property using the Accelerated Cost Recovery System ("ACRS") and the Modified Accelerated Cost Recovery System ("MACRS") depending on which is applicable.

         The reconciliation of the net income for each year reported in the accompanying Consolidated Statement of Operations with the net loss reported in the Partnership's federal income tax return for the years ended December 31, 2000, 1999 and 1998 is as follows:

                                                                2000              1999              1998
                                                            ----------         ----------        ----------
            Net income per                                  $  333,985         $  464,369        $3,145,310
                Consolidated Statement of Operations
                   Difference in book and tax
                      depreciation for Fenland Field
                      and Indian Run                           213,609            172,556           200,671
                   Difference in Partnership's share
            of Pavillion Partners net income
                      for tax purposes                         289,727            255,803           172,490
                   Difference in Partnership's share
                      of Westbridge Partners net
                      income for tax purposes                  533,554            390,020         (128,156)
                   Difference between book and tax
                      gain on sale of property                       -                  -         1,742,577
                                                            ----------         ----------        ----------
            Net income for federal income tax
            purposes                                        $1,370,875         $1,282,748        $5,132,892
                                                            ==========         ==========        ==========

         The allocation of the net income for federal income tax purposes for 2000 is as follows:

                                                 Portfolio        Passive
                                                   Income          Income             Total
                                                 ---------       ----------        ----------
         Investor Limited Partners               $ 72,668        $1,229,663        $1,302,331
         Original Limited Partner                   3,060            51,775            54,835
         General Partners                             765            12,944            13,709
                                                 ---------       ----------        ----------
                                                  $76,493        $1,294,382        $1,370,875
                                                 ---------       ----------        ----------

              KRUPP REALTY LIMITED PARTNERSHIP-IV AND SUBSIDIARIES

J.       FEDERAL INCOME TAXES, continued

         During the years ended December 31, 2000, 1999 and 1998 the per Unit net income to the Investor Limited Partners for federal income tax purposes was $43.41, $40.62 and $168.82, respectively.

         The basis of the Partnership's assets for financial reporting purposes exceeded its tax basis by approximately $2,829,000 and $3,594,000 at December 31, 2000 and 1999, respectively. The basis of the Partnership's liabilities for financial reporting purposes is less than its tax basis by approximately $4,492,000 and $5,868,000 at December 31, 2000 and 1999, respectively.





                                   Continued

              KRUPP REALTY LIMITED PARTNERSHIP-IV AND SUBSIDIARIES

                                December 31, 2000
                                      -----

                                                                                                    Costs Capitalized
                                               Initial Cost to Parnership                       Subsequent to Acquisition
                                   ---------------------------------------------      -------------------------------------------
                                                                   Buildings &                        Buildings &     Depreciable
       Description                 Encumbrance         Land        Improvements          Land         Improvements        Life
-------------------------          -----------     -----------     ------------       -----------     ------------    ----------
Fenland Field Apartments           $ 3,720,715     $   365,262     $ 4,852,767        $       407     $ 3,508,073     3 to 25 yrs
Columbia, MD
Walden Ponds Apartments
Houston, TX                          5,903,327         906,253      12,040,217              1,211       2,886,938     3 to 25 yrs
Pavillion Apartments
Garland, TX                          6,600,604         680,621       9,042,535              1,199       2,216,856     3 to 25 yrs
                                   -----------     -----------     -----------        -----------     -----------
Total                              $16,224,646     $ 1,952,136     $25,935,519        $     2,817     $ 8,611,867
                                   ===========     ===========     ===========        ===========     ===========



                                   Continued

              KRUPP REALTY LIMITED PARTNERSHIP-IV AND SUBSIDIARIES

                                December 31, 2000
                                      -----

                                       Gross Amounts Carried at
                                               End of Year
                            -------------------------------------------------
                                                                                                          Year
                                               Buildings and                         Accumulated      Construction          Year
Description                     Land           Improvements          Total           Depreciation      Completed          Acquired
-----------------------     -----------        -------------      -----------        ------------     ------------       ----------
Fenland Field
ApartmentsColumbia,
MD                          $   365,669        $ 8,360,840        $ 8,726,509        $ 6,313,603        1970                1983

Walden Ponds
Apartments
Houston, TX                     907,464         14,927,155         15,834,619         11,531,153        1982                1983

Pavillion
Apartments
Garland, TX                     681,820         11,259,391         11,941,211          8,517,685        1983                1983
                            -----------        -----------        -----------        -----------

Total                       $ 1,954,953        $34,547,386        $36,502,339        $26,362,441
                            ===========        ===========        ===========        ===========




                                   Continued

              KRUPP REALTY LIMITED PARTNERSHIP-IV AND SUBSIDIARIES

                                December 31, 2000
                                      -----


Reconciliation of Real Estate and Accumulated Depreciation for each of the three years in the period ended December 31, 2000:

                                   2000           1999           1998
                               ------------   ------------   ------------
REAL ESTATE
Balance at beginning of year   $ 35,510,732   $ 34,849,450   $ 41,807,070
Acquisition and improvements        991,607        661,282      1,085,983
Sale of property                         --             --     (8,043,603)
                               ------------   ------------   ------------
Balance at end of year         $ 36,502,339   $ 35,510,732   $ 34,849,450
                               ============   ============   ============


                                   2000           1999           1998
                               ------------   ------------   ------------
ACCUMULATED DEPRECIATION
Balance at beginning of year   $ 24,736,628   $ 23,263,961   $ 26,859,567
Depreciation expense              1,625,813      1,472,667      1,697,258
Sale of property                         --             --     (5,292,864)
                               ------------   ------------   ------------
Balance at end of year         $ 26,362,441   $ 24,736,628   $ 23,263,961
                               ============   ============   ============

The Partnership uses the cost basis for property valuation for both income tax and financial statement purposes. The aggregate cost of the Partnership's real estate for federal income tax purposes at December 31, 2000 is $36,507,288 and the aggregate accumulated depreciation for federal income tax purposes is $29,885,169.

             KRUPP REALTY LIMITED PARTNERSHIP - IV AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                                    (Unaudited)
                                                     June 30,      December 31,
                                                       2001            2000
                                                   ------------    ------------
Multi-family apartment communities, net of
  accumulated depreciation of $27,159,374 and
  $26,362,441, respectively                        $  9,536,020    $ 10,139,898
Cash and cash equivalents                             1,003,837         740,853
Real estate tax escrows                                 540,702         723,394
Prepaid expenses and other assets (Note 1)              136,110         277,631
Investment in securities (Note 2)                        95,516          95,516
Deferred expense, net of accumulated amortization
  of $359,216 and $341,854, respectively (Note 3)        22,938          40,300
                                                   ------------    ------------

         Total assets                              $ 11,335,123    $ 12,017,592
                                                   ============    ============

                        LIABILITIES AND PARTNERS' DEFICIT

Liabilities:
    Mortgage  notes payable (Note 3)               $ 16,048,491    $ 16,224,646
    Due to affiliates (Note 5)                           38,789            -
    Other liabilities                                   922,000       1,190,128

                                                   ------------    ------------
         Total liabilities                           17,009,280      17,414,774
                                                   ------------    ------------

Partners' deficit (Note 4):
    Investor Limited Partners
     (30,000 Units outstanding)                      (3,965,523)     (3,702,397)
    Original Limited Partner                         (1,393,340)     (1,382,261)
    General Partners                                   (315,294)       (312,524)
                                                   ------------    ------------

         Total partners' deficit                     (5,674,157)     (5,397,182)
                                                   ------------    ------------

         Total liabilities and partners' deficit   $ 11,335,123    $ 12,017,592
                                                   ============    ============



                     The accompanying notes are an integral
                 part of the consolidated financial statements.

             KRUPP REALTY LIMITED PARTNERSHIP - IV AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)

                             For the Three Month          For the Six Months
                                Ended June 30,              Ended June 30,
                           ------------------------    ------------------------
                              2001          2000          2001          2000
                           ----------    ----------    ----------    ----------

Revenue:
    Rental                 $1,849,081    $1,806,649    $3,645,187    $3,590,724
    Other Income               10,497        18,499        28,719        36,599
                           ----------    ----------    ----------    ----------
         Total revenue      1,859,578     1,825,148     3,673,906     3,627,323
                           ----------    ----------    ----------    ----------

Expenses:
    Operating (Note 5)        481,755       453,400       993,860       877,642
    Maintenance               154,819       149,979       273,418       273,594
    Real estate taxes         195,279       188,285       379,314       421,768
    Management fees (Note 5)   78,265        72,136       153,669       145,375
    General and administrative
      (Note 5)                 72,074        71,708       194,898       106,265
    Depreciation and
      amortization            407,570       400,312       814,295       798,532
    Interest                  355,503       387,932       750,192       769,108
                           ----------    ----------    ----------    ----------

         Total expenses     1,745,265     1,723,752     3,559,646     3,392,284
                           ----------    ----------    ----------    ----------

Income before minority
  interest                    114,313       101,396       114,260       235,039

Minority interest              (1,030)         (892)       (1,451)       (1,697)
                           ----------    ----------    ----------    ----------

Net income                 $  113,283    $  100,504    $  112,809    $  233,342
                           ==========    ==========    ==========    ==========

                     The accompanying notes are an integral
                 part of the consolidated financial statements.

             KRUPP REALTY LIMITED PARTNERSHIP - IV AND SUBSIDIARIES

                             For the Three Month          For the Six Months
                                Ended June 30,              Ended June 30,
                           ------------------------    ------------------------
                              2001          2000          2001          2000
                           ----------    ----------    ----------    ----------

Allocation of net income (Note 4):

 Investor Limited Partners
 (30,000 Units outstanding):
         Net income        $  107,619    $   95,479    $  107,169    $  221,675
                           ==========    ==========    ==========    ==========

 Investor Limited Partners
   Per Unit:
         Net Income        $     3.59    $     3.18    $     3.57    $     7.39
                           ==========    ==========    ==========    ==========

 Original Limited Partner
 (100 Units outstanding):
         Net income        $    4,531    $    4,020    $    4,512    $    9,334
                           ==========    ==========    ==========    ==========

 General Partners:
         Net income        $    1,133    $    1,005    $    1,128    $    2,333
                           ==========    ==========    ==========    ==========


                     The accompanying notes are an integral
                 part of the consolidated financial statements.

               KRUPP REALTY LIMITED PARTNERSHIP - IV SUBSIDUARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)


                                                         For the Six Months
                                                            Ended June 30,
                                                     --------------------------
                                                         2001           2000
                                                     -----------    -----------
Cash flows from operating activities:
    Net income                                       $   112,809    $   233,342
    Adjustment to reconcile net income to net cash
      provided by operating activities:
       Depreciation and amortization                     814,295        798,532
       Changes in assets and liabilities:
         Decrease in prepaid expenses and other
           assets                                        324,213        277,513
         Decrease in other liabilities                  (270,492)      (264,532)
         Increase (decrease) in due to affiliates         38,789        (20,196)
                                                     -----------    -----------

           Net cash provided by operating activities   1,019,614      1,024,659
                                                     -----------    -----------

Cash flows from investing activities:
    Increase (decrease) in other liabilities related
      to fixed asset additions                             2,364         (6,415)
    Fixed asset additions                               (193,055)      (344,994)
                                                     -----------    -----------

           Net cash used in investing activities        (190,691)      (351,409)
                                                     -----------    -----------

Cash flows from financing activities:
    Principal payments on mortgage notes payable        (176,155)      (158,088)
    Distributions                                       (389,784)      (389,784)
                                                     -----------    -----------

           Net cash used in financing activities        (565,939)      (547,872)
                                                     -----------    -----------

Net increase in cash and cash equivalents                262,984        125,378

Cash and cash equivalents, beginning of period           740,853        856,738
                                                     -----------    -----------

Cash and cash equivalents, end of period             $ 1,003,837    $   982,116
                                                     ===========    ===========


                     The accompanying notes are an integral
                  part of the consolidated financial statements

             KRUPP REALTY LIMITED PARTNERSHIP - IV AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(1)  ACCOUNTING POLICIES

     Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted in this report pursuant to the Rules and Regulations of the Securities and Exchange Commission. In the opinion of the General Partners of Krupp Realty Limited Partnership - IV and Subsidiaries ( the "Partnership"), the disclosures contained in this report are adequate to make the information presented not misleading. See notes to Consolidated Financial Statements included in the Partnership's Annual Report on Form 10-K for the year ended December 31, 2000 for additional information relevant to significant accounting policies followed by the Partnership.

     The consolidated financial statements present consolidated assets, liabilities and operations of Pavillion Partners, Ltd., Westbridge Partners, Ltd., and Krupp Realty Limited Partnership-IV. Westcop Corporation has a 1% interest in the operations of Westbridge Partners, Ltd. and Pavillion Partners, Ltd. At June 30, 2001 and December 31, 2000, minority interest of $7,138 and $8,589, respectively, is included in other assets.

     In the opinion of the General Partners of the Partnership, the accompanying unaudited consolidated financial statements reflect all adjustments (consisting of only normal recurring accruals necessary to present fairly the Partnership's consolidated financial position as of June 30, 2001, its results of operations for the three and six months ended June 30, 2001 and 2000 and its cash flows for the six months ended June 30, 2001 and 2000.

     The results of operations for the three and six months ended June 30, 2001 are not necessarily indicative of the results which may be expected for the full year. See Management's Discussion and Analysis of Financial Condition and Results of Operations included in this report.

(2)  INVESTMENT IN SECURITIES

     On October 5, 2000, the Partnership, as a member of an alliance of major multi-family real estate companies, executed a master lease agreement ("MLA") with a provider of high-speed internet, video and voice services to multi-family communities. Pursuant to the MLA, the Partnership granted the provider preferred lease, license and access rights to provide data services, consisting of high-speed broadband internet access and video services, to the residents at some of its multi-family communities for a ten year period. In exchange for these rights, the Partnership received 366,691 shares of common stock which were valued at $.2285 per share or $83,823. In addition, the Partnership will receive 7.5% of the gross revenues that the provider obtains from providing its services as well as a fixed amount for each resident that executes a subscriber agreement. In conjunction with the execution of the MLA, the Partnership made an investment of $8,406 in exchange for 36,785 additional shares of common stock also valued at $.2285 per share. The Partnership incurred approximately $3,287 in closing costs related to the acquisition by the Partnership and the

             KRUPP REALTY LIMITED PARTNERSHIP - IV AND SUBSIDIARIES

(2)  INVESTMENT IN SECURITIES, continued

     closing costs incurred were recorded as an investment in securities in the financial statements as of June 30, 2001 and of December 31, 2000.

(3)  MORTGAGE NOTES PAYABLE

     On November 9, 2000, the General Partners signed an agreement extending the mortgage note payable on Walden Pond Apartments, until November 1, 2002. Under the terms of the extension agreement the interest rate on the debt was reduced from prime + 0.5% to prime - 0.5%. The Partnership paid an extension fee of $29,555 for this privilege.

     As of December 31, 2000, the General Partners had signed agreements extending the mortgage note payable on Fenland Field Apartments, under the original terms, until June 1, 2002. The Partnership paid an extension fee of $5,000 for this privilege.

     On April 27, 2001, the General Partners signed an agreement extending the mortgage note payable on Pavillion Apartments, under the original terms, until May 1, 2002. The Partnership paid an extension fee of $32,969 for this privilege.

(4)  CHANGES IN PARTNERS' DEFICIT

     A summary of changes in Partners' deficit for the six months ended June 30, 2001 is as follows:


                        Investor       Original                      Total
                        Limiteded      Limited        General        Partners'
                        Partners       Partner        Partners       Deficit
                       -----------    -----------    -----------    -----------
Balance at
 December 31, 2000     $(3,702,397)   $(1,382,261)   $  (312,524)   $(5,397,182)


Net income                 107,169          4,512          1,128        112,809

Distributions             (370,295)       (15,591)        (3,898)      (389,784)
                       -----------    -----------    -----------    -----------
Balance at
 June 30, 2000         $(3,965,523)   $(1,393,340)   $  (315,294)   $(5,674,157)
                       ===========    ===========    ===========    ===========


(5)  RELATED PARTY TRANSACTIONS

     The Partnership pays property management fees to an affiliate of the General Partners for management services. Pursuant to the management agreements, management fees are payable monthly at a rate of 5% of the gross receipts from the properties under management. The Partnership also reimburses affiliates of the General Partners for certain expenses incurred in connection with the operation of the Partnership and its properties, including administrative expenses.

             KRUPP REALTY LIMITED PARTNERSHIP - IV AND SUBSIDIARIES

(5)  RELATED PARTY TRANSACTIONS, continued

     Amounts accrued or paid to the General Partners' affiliates were as follows:

                                For the Three Months       For the Six Months
                                   Ended June 30,            Ended June 30,
                              ------------------------  ------------------------
                                  2001         2000         2001         2000
                              -----------  -----------  -----------  -----------

   Property management fees       $78,265      $72,136     $153,669     $145,375

   Expense reimbursements         104,627       79,767      269,988      136,947
                              -----------  -----------  -----------  -----------

         Charge to operations    $182,892     $151,903     $423,657     $282,322
                              ===========  ===========  ===========  ===========

     Due to (from) affiliates consisted of expense reimbursements of $38,789 and $(28,007) at June 30, 2001 and December 31, 2000, respectively.


(6)  SUBSEQUENT EVENT

     On August 1, 2001, the Partnership sold Fenland Field Apartments to an unrelated third party for $14,500,000. The carrying value of Fenland Field Apartments was approximately $2,250,000. The sale included the payoff of the mortgage owed on the property of approximately $3,640,000 and the assumption of the remaining assets and liabilities.

                                                                      APPENDIX A

                       FORM OF PURCHASE AND SALE AGREEMENT

                  PURCHASE AND SALE AGREEMENT, dated as of ________, 2001, by and between Krupp Realty Limited Partnership-IV, a Delaware limited partnership with an address of One Beacon Street, Suite 1500, Boston, Massachusetts, 02108 ("SELLER"), and Walden Pond Limited Partnership, a Delaware limited partnership with an address of One Beacon Street, Suite 1500, Boston, Massachusetts 02108 ("PURCHASER").

                              W I T N E S S E T H:
                               - - - - - - - - - -

                  WHEREAS, Seller owns the property and the buildings and other improvements situated thereon known as Walden Pond Apartments, located at 12850 Whittington, Houston, Texas 77077, having a tax assessor's parcel identification number of "115-085-000-0004, 0005, 0006" and being legally described as that certain 12 acre tract of land, or Reserve A1 and Reserve A2 in Ashford Crossing Section One, Harris County, Texas (the "PROPERTY");

                  WHEREAS, Seller desires to sell, and Purchaser desires to purchase, the Property, upon and subject to the terms of this Agreement;

                  WHEREAS, the general partner of Seller has duly authorized the sale of the Property; and

                  WHEREAS, the general partners and limited partners of Purchaser have duly authorized the purchase of the Property.

                  NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE 1
                                SALE OF PROPERTY
                                ----------------

         1.1 Seller hereby agrees to sell and convey to Purchaser, and Purchaser agrees to purchase from Seller:

                  (i) the Property, together with all of Seller's right, title and interest in and to all easements, fixtures and appurtenances appurtenant thereto;

                  (ii) all of Seller's right, title and interest in and to all leases of space at the Property; and

                  (iii) all personal property owned or leased by Seller which is located at, or used or useful in connection with, the Property.

         1.2 Upon the sale of the Property to Purchaser, Purchaser shall assume all obligations under the aforesaid leases and under all service contracts and similar agreements relating to the Property which are identified to Purchaser prior to the Closing (as defined in Section 4.1) and which the Purchaser elects to assume, in each case to the extent such obligations arise on or after the date of the Closing.

         1.3 The Property and the other items described in Section 1.1 shall at the Closing be free and clear of all liens and other encumbrances, other than (i) taxes not yet due and payable, (ii) matters an accurate survey and physical inspection of the Property would show, (iii) all Leases (defined in Section 4.2) and (iv) all matters of record, other than judgement liens, mechanics' liens and other monetary liens (other than taxes not yet due and payable), if any, the discharge of which, unless Purchaser agrees otherwise, shall be the responsibility of Seller.

         1.4 EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, IT IS UNDERSTOOD AND AGREED THAT SELLER IS NOT MAKING AND HAS NOT AT ANY TIME MADE ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED WITH RESPECT TO THE PROPERTY, INCLUDING BUT NOT LIMITED TO ANY WARRANTIES OR REPRESENTATIONS AS TO HABITABILITY, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR USE. PURCHASER ACKNOWLEDGES AND AGREES THAT UPON CLOSING SELLER SHALL SELL AND CONVEY TO PURCHASER AND PURCHASER SHALL ACCEPT THE PROPERTY "AS IS, WHERE IS, WITH ALL FAULTS" EXCEPT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE IN THIS AGREEMENT.

                                    ARTICLE 2
                           PURCHASE PRICE AND PAYMENT
                           --------------------------

         2.1 Purchaser shall pay Seller, as the purchase price of the Property, the sum of Twelve Million Eight Hundred Thousand Dollars ($12,800,000) (the "PURCHASE PRICE").

         2.2 The Purchase Price shall be paid to Seller by Purchaser on the Closing Date (as defined in Section 4.1) by wire transfer of immediately available funds to an account at a bank located in the United States of America designated by Seller. Notwithstanding the foregoing, if Purchaser is directed in writing by Seller, Purchaser will make payments to entities other than Seller.

                                    ARTICLE 3
                              CONDITIONS TO CLOSING
                              ---------------------

         3.1 The respective obligations of each party hereto to effect the transactions contemplated hereby are subject to the satisfaction at or prior to the Closing of the following conditions:

                  (i) this Agreement shall have been approved by the holders of a majority in interest of the investor limited partnership interests of Seller (excluding any such interests held by the general partners of Seller or their affiliates);

                  (ii) each of the parties shall have obtained the consent, approval or waiver of each person or entity whose consent, approval or waiver shall be required in order for such party to consummate the transactions contemplated by this Agreement; and

                  (iii) no statute, rule, regulation or injunction shall have been enacted, promulgated or enforced by any governmental entity, and no action, suit, claim or administrative or arbitral proceeding shall be pending before any governmental entity which seeks to prohibit, restrain or enjoin the consummation of the transactions contemplated by this Agreement or which seeks to subject any party to substantial damages as a result of the consummation of the transactions contemplated by this Agreement.

         3.2 Until the Closing, Seller shall maintain its present insurance on the Property. Subject to Article 6, the risk of loss in and to the Property shall remain vested in Seller until the Closing. Buyer will obtain its own insurance on the Property at Closing.

                                   ARTICLE 4
                         THE CLOSING; CLOSING DELIVERIES
                         -------------------------------

         4.1 The closing of the transaction provided for in this Agreement (the "CLOSING") will be held at a time and place mutually agreed between the parties on the first business day following the satisfaction of the conditions set forth in Section 3.1 (the "SCHEDULED CLOSING DATE"); PROVIDED that Purchaser shall have a one-time right to schedule the Closing on a business day occurring at any time within 60 days following the Scheduled Closing Date. The date on which the Closing occurs is referred to as the "CLOSING DATE."

         4.2      At the Closing, Seller shall deliver the following to
Purchaser:

                  (i) a general warranty deed duly executed and acknowledged by Seller, in proper statutory form for recording, so as to convey to Purchaser fee simple title to the Property, subject to and in accordance with the provisions of this Agreement (the "DEED");

                  (ii)     [Intentionally Omitted]

                  (iii) an instrument (the "ASSIGNMENT") duly executed and acknowledged by Seller, in which Seller assigns to Purchaser all of Seller's right, title and interest as landlord in, to and under the leases or tenancies of all tenants and other occupants of the Property (the "LEASES") and the security deposits with interest to the extent provided in such Leases (which security deposits and interest amounts shall be paid over to Purchaser at the Closing or credited against other amounts payable by Seller to Purchaser at the Closing);

                  (iv) a list of the current rents now being collected on each of the apartment units in the Property which includes: apartment number, unit type, tenant name, commencement and termination dates, lease rent and security deposits (including parking deposits and last month's rent, if any);

                  (v) an instrument duly executed and acknowledged by Seller in which Seller assigns to Purchaser all of Seller's right, title and interest in and to the utility deposits, if any, described in Section 4.5 hereof;

                  (vi) all other instruments and documents, including a statement of adjustments, provided for herein; Seller shall also make any other payments required by this Agreement to be paid by Seller;

                  (vii) an affidavit executed by or on behalf of Seller providing Seller's taxpayer identification number and a statement that Seller is not a foreign person within the meaning of Section 1445(f)(3) of the Internal Revenue Code, as amended and the regulations promulgated thereunder;

                  (viii)   the keys to the Property;

                  (ix) an instrument duly executed and acknowledged by Seller in which Seller assigns to Purchaser all of Seller's right, title and interest under any service or management contracts effecting the Property (the "SERVICE CONTRACTS") in effect as at the Closing Date, which instrument shall contain no warranties, express or implied;

                  (x) a letter to all tenants or other occupants of the Property (the "TENANTS") advising them (x) of the change in ownership of the Property and (y) directing them to pay Rent (as defined in Section 4.4(v)) to Purchaser or as Purchaser may direct; and

                  (xi) original or copies of payroll records and other files necessary for the administration of employees or contracts which Purchaser is required to assume pursuant to this Agreement.

         4.3 At the Closing, Purchaser will deliver to Seller the following:

                  (i) the Purchase Price as provided in Section 2.1 hereof (as adjusted pursuant to Section 4.4 hereof);

                  (ii) all other instruments and documents, including a statement of adjustments, provided for herein; Purchaser shall also make any other payments required by this Agreement to be paid by Purchaser;

                  (iii)    [Intentionally Omitted]

                  (iv) an instrument or counterparts of the Assignment described in Section 4.2(iii) hereof, duly executed and acknowledged by Purchaser, in which Purchaser assumes and agrees to observe and perform all of the obligations of Seller under the Leases which arise on and after the Closing Date and to indemnify Seller in respect thereof; and

                  (v) an instrument or counterparts of the instrument described in Section 4.2(ix) hereof, duly executed and acknowledged by Purchaser, in which Purchaser assumes and agrees to observe and perform all of the obligations of Seller under the Service Contracts which arise on and after the Closing Date and to indemnify Seller in respect thereof.

         4.4 Subject to Section 4.6 hereof, the following items shall be shared between the parties as of 11:59 p.m. of the day immediately preceding the Closing Date (the "ADJUSTMENT DATE"):

                  (i) real estate taxes on the basis of the fiscal year for which assessed;

                  (ii) water, sewer and vault charges on the basis of the fiscal year for which assessed, on the basis of current bills and readings obtained by Seller from the appropriate governmental entity or a reputable water meter reading company within fifteen (15) days prior to the Adjustment Date. Notwithstanding the foregoing, Seller shall not be responsible for paying and no adjustment will be made between Purchaser and Seller for water, sewer and vault charges which are the direct responsibility of any of the Tenants;

                  (iii) fees or charges for all transferable licenses and permits, if any;

                  (iv) fuel on hand based on Seller's cost therefor (including sales tax, if any), based on a written statement of the computation and measurements thereof by Seller's regular suppliers based on a reading performed no earlier than fifteen (15) days prior to the Closing Date;

                  (v) rents as and when collected. The word "RENTS" as used in this Section 4.4(v) shall be deemed to include fixed monthly rents as well as any additional rents or other income payable by Tenants. The term "COSTS OF COLLECTION" shall mean and include reasonable attorneys' fees and other costs incurred by Purchaser or Seller in collecting any Rents, but shall not include the regular fees payable to any managing agent of the Property, the payroll cost of either party's employees or any other internal costs or overhead of either party.

                           (a) Any Rent collected by Purchaser subsequent to the Closing (whether due and payable prior to or subsequent to the Adjustment Date), net of costs of collection properly allocated thereto, if any, shall be applied first to the month in which the Closing occurs (and shared between the parties as of the Adjustment
         Date), next in payment of Rents then due on account of such Tenant's current monthly rental, and next in payment of delinquent Rents owed by such Tenant in the reverse order in which they were due, remitting promptly to Seller any balance properly allocable to Seller's period of ownership. Purchaser shall bill and use commercially reasonable efforts to collect such Rent arrearages in the ordinary course of business, but shall not be obligated to engage a collection agency or take legal action to collect any Rent arrearages.

                          (b) After the Closing, Seller shall continue to have the right, in its own name and at its own expense, to demand payment of and to collect Rent arrearages owed to Seller by any Tenant, which right shall include, without limitation, the right to continue or commence legal actions or proceedings against any Tenant. Purchaser agrees to cooperate with Seller in connection with all efforts by Seller to collect such Rents and to take all steps, whether before or after the Closing Date, as may be reasonably necessary to carry out the intention of the foregoing, including, without limitation, the delivery to Seller, upon demand, of any relevant books and records, the execution of any and all consents or other documents, and the undertaking of any action reasonably necessary for the collection of such Rents by Seller.

                  (vi) the cost of all materials, supplies and other items purchased and paid for by Seller for the Property in the ordinary course of business which are not in use and are not in damaged or unusable condition as at the date of the Closing, and the cost of all such supplies ordered for the Property in the ordinary course of business and paid for in whole or in part by Seller, but not received by the date of the Closing. Prior to conducting any inventory of such items Seller shall give Purchaser reasonable advance notice and an opportunity to be present during the performance of the inventory. At the Closing, Purchaser shall reimburse Seller for the cost of all such supplies previously paid for by Seller and shall assume the costs of all such supplies ordered in the ordinary course of business and not paid for by Seller;

                  (vii) wages, payroll taxes, welfare benefits, vacation pay and other fringe benefits (in accordance with the applicable union contract, if any) for any employee of Seller which employee Purchaser elects to retain is to be assumed by Purchaser pursuant to this Agreement;

                  (viii) charges payable under the Service Contracts with respect to the Property which are assumed by Purchaser; and

                  (ix) all other items customarily apportioned in connection with the sale of properties similar to the Property in the State of Texas.

         4.5 Seller shall cause all electricity, gas and other utility meters to be read on the day preceding the Adjustment Date, or as close thereto as may be reasonably possible, and shall pay all bills rendered as a result of such readings. The cost of such utilities for the period, if any, between the date of the meter reading and the Adjustment Date shall be adjusted on the basis of the most recently issued bill therefor. If Seller does not obtain such a meter reading for any such utility, the adjustment therefor shall be on the basis of the most recently issued bill therefor. At the Closing, Purchaser shall reimburse Seller in an amount equal to all deposits, if any, made by Seller with any utility company which will remain on deposit for the benefit of Purchaser subsequent to the Closing, notwithstanding any provision in this
Section 4.5 to the contrary. Notwithstanding any provision in this Section 4.5 to the contrary, Seller will not be required to obtain meter readings for any utilities for which Tenants are directly liable for the payment thereof.

         4.6 The amount of any unpaid taxes, water charges and sewer rents which Seller is obligated to pay and discharge, with the interest and penalties thereon to a date not less than two business days after the Closing Date, may at the option of Seller be allowed to Purchaser out of the Purchase Price, provided official bills therefor with interest and penalties thereon figured to said date are furnished by Seller at the Closing.

                                    ARTICLE 5
                                    COVENANTS
                                    ---------

         5.1 Purchaser shall pay at the Closing all recording and filing fees and charges, and all survey charges and Seller shall pay all title insurance charges. No part of the Purchase Price hereunder will be paid by Purchaser for the personal property transferred hereunder. However, if any part of the Purchase Price is deemed by any governmental or administrative body to have been paid for such personal property, Purchaser will be solely responsible for the sales tax (if any) payable in connection therewith and will indemnify Seller therefor and against any claim, liability or damage resulting from any obligations arising from Purchaser's failure to pay the amount of any such sales tax. Each party shall pay the fees and disbursements of its own counsel. The provisions of this Article 5 shall survive the Closing.

         5.2 From the date hereof until the Closing, Seller shall continue to operate the Property in the ordinary course consistent with past practice.

                                   ARTICLE 6
                       DAMAGE OR DESTRUCTION; CONDEMNATION
                       -----------------------------------

         6.1 If by reason of fire or other casualty a Material (hereinafter defined) portion of the buildings and improvements located on the Property shall be destroyed or significantly damaged (the "Loss") prior to the Closing then Purchaser may by notice given no later than 10 business days after Seller has given Purchaser notice of the Loss, terminate this Agreement, in which event this Agreement shall become null and void and neither party hereto shall have any rights or obligations to the other hereunder or by reason hereof, other than those provisions of this Agreement which specifically survive the termination of this Agreement.

         6.2 If Purchaser has not elected to terminate this Agreement, if permitted to do so under Section 6.1, or if, at any time from the date hereof until the Closing a portion of the buildings and improvements located on the Property which is not

Material shall be damaged or destroyed, neither party shall have the right to terminate this Agreement as a result of such damage or destruction and the purchase price shall not be reduced on account thereof; PROVIDED, HOWEVER, that Seller will assign, transfer and convey to Purchaser all of Seller's right, title and interest in and to any insurance proceeds that may be made or paid to Seller for the portion of the buildings and improvements located on the Property so damaged or destroyed. If all or any portion of such insurance proceeds has already been received by Seller, then the amount so received (less the costs of collection, if any, and any expenses incurred by Seller for the temporary protection and/or restoration of the Property) shall be paid or allowed to Purchaser at the Closing, without interest.

         6.3 As used herein, a loss shall be deemed Material if 10% or more of the buildings and improvements located on the Property are destroyed or significantly damaged.

                                   ARTICLE 7
                                  MISCELLANEOUS
                                  -------------

         7.1      This Agreement may be terminated at any time prior to the
Closing:

                  (i)      by mutual written consent of Seller and Purchaser;

                  (ii) by either Seller or Purchaser if the Closing shall not have occurred by December 6, 2001; PROVIDED, HOWEVER, that the right to terminate this Agreement pursuant to this clause 7.1(ii) shall not be available to any party whose failure to perform any of its obligations under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date.

         7.2 In the event of a termination of this Agreement by either party, as provided in this Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of either party or their respective partners, except with respect to Article 5 and this Section
7.1. Nothing herein shall relieve any party of liability with respect to any breach by any party hereto of this Agreement.

         7.3 This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Texas without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas.

         7.4 This Agreement and the instruments referred to herein embody the entire agreement and understanding between the parties relating to the subject matter hereof and may not be amended, waived or discharged except by an instrument in writing executed by the party against whom enforcement of such amendment, waiver or discharge is sought.

         7.5 This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

                  IN WITNESS WHEREOF, the parties have duly executed this Agreement the day and year first above written.


                                   SELLER:


                                   KRUPP REALTY LIMITED PARTNERSHIP-IV


                                   By:  The Krupp Corporation,
                                        its General Partner


                                   By:  _______________________________________



                                   PURCHASER:


                                   WALDEN POND LIMITED PARTNERSHIP


                                   By:  Walden Pond Texas, L.L.C.,
                                        its General Partner


                                   By:  _______________________________________

                                                                      APPENDIX B

                   AMENDMENT NO. 1 TO THE AMENDED AGREEMENT OF
                             LIMITED PARTNERSHIP OF
                       KRUPP REALTY LIMITED PARTNERSHIP-IV

         THIS AMENDMENT NO. 1 TO THE AGREEMENT OF LIMITED PARTNERSHIP, dated as of November 30, 1982 (the "PARTNERSHIP AGREEMENT"), OF KRUPP REALTY LIMITED PARTNERSHIP-IV, a Massachusetts limited partnership (the "PARTNERSHIP"), by and among The Krupp Corporation, a Massachusetts corporation, and The Krupp Company Limited Partnership-II, a Massachusetts limited partnership, as General Partners (together, the "GENERAL PARTNERS"), The Krupp Company Limited Partnership-II, as the Original Limited Partner, and those persons admitted to the partnership as Investor Limited Partners and providing their Consent hereto is made as of August 15, 2001, in accordance with the procedures of Section 14(a) of the Partnership Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Partnership Agreement.

         1. The Partnership Agreement is hereby amended by adding the following prior to the last sentence of Section 6.2(b) thereof and to Section
6.6 at the conclusion thereof:

                  "Notwithstanding the foregoing or any other provision contained in the Partnership Agreement, at any time after August 15, 2001, the Partnership may, among other things, enter into, consummate and perform its obligations under a purchase and sale agreement with an Affiliate of a General Partner substantially in the form of the agreement previously delivered to the Investor Limited Partners pursuant to a proxy statement; PROVIDED that such purchase and sale agreement is executed prior to December 6, 2001.

         2. In all other respects the Partnership Agreement shall remain in full force and effect in accordance with its terms.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized persons as of the date first above written.


                                THE KRUPP CORPORATION,
                                GENERAL PARTNER


                                By:
                                   --------------------------------------------
                                   Name:  Douglas Krupp
                                   Title: CO-CHAIRMAN OF THE BOARD OF DIRECTORS


                                THE KRUPP COMPANY LIMITED
                                PARTNERSHIP-II, GENERAL PARTNER AND ORIGINAL
                                LIMITED PARTNER

                                By: The Krupp Corporation,
                                    GENERAL PARTNER


                                By:
                                   --------------------------------------------
                                   Name:  Douglas Krupp
                                   Title: CO-CHAIRMAN OF THE BOARD OF DIRECTORS

FORM OF PROXY CARD

                      KRUPP REALTY LIMITED PARTNERSHIP - IV
                                ONE BEACON STREET
                                   SUITE 1500
                           BOSTON, MASSACHUSETTS 02108


SOLICITED BY THE GENERAL PARTNERS FOR THE SPECIAL MEETING OF UNITHOLDERS TO BE HELD ON NOVEMBER 12, 2001

         The undersigned hereby appoints Frank Apeseche, David Quade and Scott Spelfogel, or any of them, each with full power of substitution, as proxies or proxy of the undersigned and hereby authorizes them to represent and vote as designated below all investor limited partnership units of Krupp Realty Limited Partnership - IV (the "Partnership") held of record by the undersigned at the close of business on October 10, 2001 at the special meeting of unitholders (the "Special Meeting") to be held on November 12, 2001 at the Partnership's principal executive offices located at One Beacon Street, Suite 1500, Boston, Massachusetts, 02108, or any adjournment or postponement thereof, and, in their discretion, upon all matters incident to the conduct of the Special Meeting and such other matters as may properly be brought before the Special Meeting.

         This signed proxy card revokes all proxies previously given by the undersigned to vote at the Special Meeting or any adjournment or postponement thereof. The undersigned hereby acknowledges receipt of the Notice of Special Meeting and the proxy statement relating to the Special Meeting.

THE GENERAL PARTNERS RECOMMEND A VOTE FOR THE FOLLOWING PROPOSAL:
                                      ---

         To approve the sale of Walden Pond Apartments, one of the Partnership's real estate investments, to an entity affiliated with the General Partners, and an amendment to the Partnership's partnership agreement permitting the Partnership to enter into a purchase and sale agreement and complete the sale.

                  ( ) FOR           ( ) AGAINST         ( ) ABSTAIN


WHEN PROPERLY EXECUTED, THIS PROXY CARD WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, THIS PROXY CARD WILL BE VOTED FOR THE FOREGOING PROPOSAL.
                                       ---

PLEASE SIGN EXACTLY AS NAME APPEARS BELOW.


                                   Dated __________________________________ 2001

                                   _____________________________________________
                                                    Signature
                                   _____________________________________________
                                           Signature, if held jointly

                                   Please sign exactly as your name appears on this proxy card. If units are registered in more than one name, the signatures of all such persons are required. A corporation should sign in its full corporate name by a duly authorized officer, stating such

FORM OF PROXY CARD
[continued]

                                                                               2

                                   officer's title. Trustees, guardians,
                                   executors and administrators should sign in their official capacity giving their full title as such. A partnership should sign in the partnership name by an authorized person, stating such person's title and relationship to the partnership.

PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. ALTERNATIVELY, PLEASE FORWARD BOTH SIDES OF THE COMPLETED PROXY CARD BY FACSIMILE TO KRUPP FUNDS GROUP AT 617-423-8919.

         ( ) I HAVE READ THE ABOVE AND WOULD LIKE TO ATTEND THE SPECIAL MEETING IN PERSON. PLEASE SEND ME A TICKET FOR ADMISSION TO THE MEETING.